EXHIBIT 10.5

Execution Version

PUT OPTION AGREEMENT

by and among

EAGLE MATERIALS INC.,
tlcc Gp llc,
tlcc Lp llc,
Heidelberg materials US, INC.

and

HM SOUTHEAST CEMENT LLC

Dated as of May 1, 2024

Table of Contents

i

PUT OPTION AGREEMENT

This PUT OPTION AGREEMENT (the “Agreement”) is entered into as of May 1, 2024, by and among (a) Eagle Materials Inc., a Delaware corporation (“Eagle”), TLCC GP LLC, a Delaware limited liability company (“TLCC GP”), TLCC LP LLC, a Delaware limited liability company (“TLCC LP” and, together with Eagle and TLCC LP, the “Eagle Parties”) and (b) Heidelberg Materials US, Inc., a Delaware corporation (“HM”), and HM Southeast Cement LLC, a Delaware limited liability company (“HMSC” and, together with HM, the “HM Parties”).

W I T N E S S E T H:

WHEREAS, TLCC LP, TLCC GP and HMSC are parties (in their capacity as successors to the original parties) to that certain Limited Partnership Agreement of Texas Lehigh Cement Company LP, dated October 1, 2000, as amended by (i) Amendment No. 1 to Agreement of Limited Partnership, dated as of October 2, 2000, (ii) Amendment No. 2 to Agreement of Limited Partnership, dated as of January 1, 2019 and (iii) Amendment No. 3 to Agreement of Limited Partnership, dated as of September 30, 2019 (as so amended, the “Partnership Agreement”), which is the governing partnership agreement of Texas Lehigh Cement Company LP, a Texas limited partnership (the “Partnership”);

WHEREAS, as of the date hereof, the Partnership Percentage Interests held by the partners of the Partnership as reflected in the Partnership Agreement are as follows:

Partner	Partnership Percentage Interest held as a General Partner	Partnership Percentage Interest held as a Limited Partner
TLCC GP	0.1%	0.0%
TLCC LP	0.0%	49.9%
HMSC	0.1%	49.9%

WHEREAS, (a) TLCC GP and TLCC LP (the “TLCC Partners”) are willing to grant a put option to HMSC (the “HMSC Put Option”) that will entitle HMSC to require the TLCC Partners to purchase all of the Partnership Percentage Interests held by HMSC in exchange for the payment of an amount equal to 50% of $1,100,000,000.00, subject to certain adjustments (the “Purchase Price”), and (b) HMSC is willing to grant a put option to the TLCC Partners (the “TLCC Put Option” and, together with the HMSC Put Option, the “Put Options”) that will entitle the TLCC Partners to require HMSC and an Affiliate designated by it (the “Additional HM Purchaser”) to purchase all of the Partnership Percentage Interests held by the TLCC Partners in exchange for the payment of the Purchase Price, in each case upon the terms and conditions set forth herein;

WHEREAS, if a Put Option is exercised in accordance with the terms of this Agreement, the parties hereto will (and, if the TLCC Put Option is exercised, HM will cause the Additional HM Purchaser to) enter into an Interest Purchase Agreement, in substantially the form attached as Exhibit A hereto (with such changes therein as shall be mutually agreed upon by the parties thereto) (the “Interest Purchase Agreement”), setting forth the terms and conditions governing (i) in the case of the exercise of the HMSC Put Option, the purchase by the TLCC Partners of all of the Partnership Percentage Interests held by HMSC and (ii) in the case of the exercise of the TLCC Put Option, the purchase by HMSC and the Additional HM Purchaser of all of the Partnership Percentage Interests held by the TLCC Partners; and

WHEREAS, capitalized terms used herein without definition have the respective meanings set forth in Section 9.

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Grant of Put Options.

(a) Upon the terms and subject to the conditions set forth herein, the TLCC Partners hereby grant the HMSC Put Option to HMSC.

(b) Upon the terms and subject to the conditions set forth herein, HMSC hereby grants the TLCC Put Option to the TLCC Partners.

SECTION 2. Exercise of Put Options.

(a) The Put Options shall (subject to the applicable proviso contained in Section 2(b) or (c)) be exercisable at any time during the period commencing on the date hereof and ending 15 months after the date hereof (the “Exercise Period”). A Put Option shall terminate and be of no further effect if it has not been exercised prior to the expiration of the Exercise Period.

(b) The HMSC Put Option may be exercised by HMSC at any time during the Exercise Period if HM or any of its subsidiaries has entered into an Outside Purchase Agreement that has become legally binding prior to or at the time such option is exercised in accordance with the last sentence of this Section 2(b); provided, however, that the HMSC Put Option may not be exercised if the TLCC Put Option has been validly exercised in accordance with Section 2(c) hereof prior to the time of exercise of the HMSC Put Option and the exercise thereof has not been subsequently revoked (it being understood that the TLCC Put Option may only be revoked upon the termination of the Outside Purchase Agreement, and in such event, the exercise of the TLCC Put Option will be deemed to have been automatically revoked and be null and void). In order to exercise the HMSC Put Option, HMSC must deliver a written notice to the TLCC Partners during the Exercise Period (i) stating that HMSC irrevocably (subject only to the proviso in the immediately preceding sentence) elects to exercise the HMSC Put Option, (ii) confirming that HM or any of its subsidiaries has entered into an Outside Purchase Agreement and representing that such agreement represents a legally binding obligation of the parties thereto and (iii) enclosing a copy of the Outside Purchase Agreement in the form executed by the parties thereto and any other information reasonably required by the Eagle Parties to confirm that HMSC has the right to exercise the HMSC Put Option.

(c) The TLCC Put Option may be exercised by the TLCC Partners at any time during the Exercise Period if Eagle or any of its subsidiaries has entered into an Outside Purchase Agreement that has become legally binding prior to or at the time such option is exercised in accordance with the last sentence of this Section 2(c); provided, however, that the TLCC Put Option may not be exercised if the HMSC Put Option has been validly exercised in accordance with Section 2(b) hereof prior to the time of exercise of the TLCC Put Option and the exercise thereof has not been subsequently revoked (it being understood that the HMSC Put Option may only be revoked upon the termination of the Outside Purchase Agreement, and in such event, the exercise of the HMSC Put Option will be deemed to have been automatically revoked and be null and void). In order to exercise the TLCC Put Option, the TLCC Partners must deliver a written notice to HMSC during the Exercise Period (i) stating that the TLCC Partners irrevocably (subject only to the proviso in the immediately preceding sentence) elect to exercise the TLCC Put Option, (ii) confirming that Eagle or any of its subsidiaries has entered into an Outside Purchase Agreement and representing that such agreement represents a legally binding obligation of the parties thereto and (iii) enclosing a copy of the Outside Purchase Agreement in the form executed by the parties thereto and any other information reasonably required by the HM Parties to confirm that the TLCC Partners have the right to exercise the TLCC Put Option.

(d) The exercise of a Put Option may not be revoked in any manner other than as provided in Section 2(b) or (c) hereof. If a Put Option is exercised during the Exercise Period and then subsequently revoked in the manner provided in Section 2(b) or (c) hereof, the revocation thereof shall not cause the Exercise Period to terminate and does not affect the ability of HMSC or the TLCC Partners to exercise their Put Option during the remainder of the Exercise Period.

(e) The parties expressly agree that in no event shall negotiation, execution or delivery of an Outside Purchase Agreement by HM or Eagle (or any subsidiary of either such party) during the Exercise Period constitute a breach of the Partnership Agreement (it being understood that any provision of the Partnership Agreement that may prohibit or restrict a party from negotiating, executing or delivering an Outside Purchase Agreement during the Exercise Period is hereby waived).

(f) During the Exercise Period, and, if a Put Option is exercised, through the closing of the Interest Purchase Agreement, the Eagle Parties expressly agree that the TLCC Partners shall, and the HM Parties expressly agree that HMSC shall, in the ordinary course, consistent with past practices: (i) continue to perform, each of their respective obligations under the Partnership Agreement, including, but not limited to, any obligation relating to a Budget (as defined in the Partnership Agreement), any other capital spending plan or any commitment to make future contributions, in each case, that has been duly approved in accordance with the Partnership Agreement; and (ii) continue to support the Partnership’s strategic projects set forth on Exhibit B.

SECTION 3. Interest Purchase Agreement; Closing.

(a) As promptly as practicable after the exercise of a Put Option in accordance with either Section 2(b) or (c) hereof (but in no event later than 15 days after the exercise thereof), subject only to the condition set forth in Section 3(b), the Eagle Parties and the HM Parties (and, if such Put Option was exercised by HMSC, the Additional HM Purchaser) shall execute and deliver the Interest Purchase Agreement. In the case of the exercise of the HMSC Put Option, the Purchasers under the Interest Purchase Agreement shall be the TLCC Partners and the Seller shall be HMSC. In the case of the exercise of the

TLCC Put Option, the Purchasers under the Interest Purchase Agreement shall be HMSC and the Additional HM Purchaser and the Sellers shall be the TLCC Partners. This Agreement shall survive the execution of the Interest Purchase Agreement but shall terminate upon the consummation of the purchase and sale of the Partnership Percentage Interest to be purchased and sold thereunder.

(b) Notwithstanding the other provisions of this Section 3, after the exercise of a Put Option, neither the Eagle Parties nor the HM Parties (or, if such HMSC Put Option was exercised, the Additional HM Purchaser) shall be required to execute and deliver the Interest Purchase Agreement if there has occurred after the date of this Agreement a Material Adverse Effect.

(c) The parties hereto expressly agree that the form of the Interest Purchase Agreement attached as Exhibit A hereto specifies all of the material and essential terms required to effectuate the purchase and sale of the Partnership Percentage Interests to be purchased and sold upon the exercise of the applicable Put Option (the “Subject Partnership Interests”), including the payment of the Purchase Price. Accordingly, each party agrees that the agreement on the part of the Eagle Parties and the HM Parties to enter into the Interest Purchase Agreement shall be a binding agreement on the part of such parties under the laws of the State of Delaware and may be enforced in accordance with the terms of this Agreement, including Section 13 hereof.

(d) After the Interest Purchase Agreement has been entered into in accordance with this Section 3, the closing of the purchase and sale of the Subject Partnership Interests shall be held at such time and such place as is specified in the Interest Purchase Agreement, subject to the conditions to closing set forth in such agreement.

SECTION 4. Commercially Reasonable Efforts.

(a) Upon the exercise of a Put Option, upon the terms and subject to the conditions of this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including the execution and delivery of the Interest Purchase Agreement) as promptly as practicable. In addition, no party shall take any action (other than any action required to be taken under this Agreement or to which the other parties shall have granted their consent) that could reasonably be expected to materially delay the consummation of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Section 4(a), after a Put Option has been exercised pursuant to this Agreement and unless the exercise thereof has been revoked (in the manner specified in Section 2(b) or (c)), no party shall seek to sell, transfer, assign or convey (collectively, “Transfer”) all or any portion of its Partnership Percentage Interest, including in a transaction that would trigger the right of sale and first purchase provision contained in Section 9 of the Partnership Agreement, until the purchase and sale of the Partnership Percentage Interests resulting from the exercise of such Put Option has been consummated pursuant to the Interest Purchase Agreement entered into in accordance with Section 3(a).

(c) Prior to a Put Option being exercised pursuant to this Agreement, each of TLCC GP, TLCC LP or HMSC may, without the consent of the other parties to this Agreement, Transfer all or any portion of its respective Partnership Percentage Interest to an Affiliate of such Transferring party pursuant to Section 9.3 of the Partnership Agreement, so long as contemporaneously with the Transfer of such Partnership Percentage Interest, the Affiliate to whom such interest is Transferred joins in and executes with the other parties hereto a written amendment to this Agreement pursuant to which such Affiliate agrees to be bound by all the terms and provisions of this Agreement and to perform and discharge the obligations and liabilities which are attributable to the Partnership Percentage Interest acquired by such Affiliate.

SECTION 5. Representations and Warranties of the Eagle Parties. Each of the Eagle Parties hereby jointly and severally represents and warrants to the HM Parties, as of the date hereof, as follows:

(a) Organization. Such Eagle Party is a corporation or limited liability company (as applicable) duly incorporated or formed, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation or formation.

(b) Authorizations; Execution and Validity. Such Eagle Party has all requisite power and authority as a corporation or limited liability company (as applicable) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Eagle Party of this Agreement, the performance by such Eagle Party of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of or with respect to such Eagle Party. This Agreement has been duly and validly executed and delivered by such Eagle Party and constitutes a valid and binding obligation of such Eagle Party, enforceable against such Eagle Party in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Conflict; Consents. None of the execution and delivery by such Eagle Party of this Agreement, the performance by such Eagle Party of its obligations hereunder or the consummation by such Eagle Party of the transactions contemplated hereby will (i) violate any Law applicable to such Eagle Party, (ii) violate the Organizational Documents of such Eagle Party, (iii) violate any Order to which such Eagle Party is a party or by which it is bound, (iv) breach, result in a default under or require any consent of any other Person under the terms of any Contract to which such Eagle Party is a party or by which it is bound or (v) require any approval or consent from or filing with any Governmental Authority (except to the extent that the Interest Purchase Agreement provides that any approval or consent from or filing with any Governmental Authority is required for the consummation of the transactions contemplated thereby).

(d) Title to Interests. Such Eagle Party owns of record and beneficially all the Partnership Percentage Interests shown as owned by it in the recitals to this Agreement, free and clear of all Liens and other Adverse Claims, other than the restrictions on the transfer of such Partnership Percentage Interests under applicable securities laws and the terms of the Partnership Agreement.

(e) Litigation. There are no Legal Proceedings pending or, to such Eagle Party’s knowledge, threatened against such Eagle Party that question the validity of this Agreement or any action taken or to be taken by such Eagle Party in connection with, or which seek to enjoin or to obtain monetary damages in respect of, this Agreement or the consummation by such Eagle Party of the transactions contemplated hereby.

(f) Interest Purchase Agreement. There is no reason known to such Eagle Party why such Eagle Party would not be able to enter into the Interest Purchase Agreement, make the representations and warranties required to be made by it thereunder or comply with its obligations thereunder.

(g) Fees. No Eagle Party has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement for which the HM Parties or the Partnership or any of their respective Affiliates will have any liability or responsibility whatsoever.

Each Eagle Party hereby expressly acknowledges and agrees that the HM Parties and their respective Affiliates and Representatives have not made and shall not be deemed to have made to the Eagle Parties or their Affiliates and Representatives any representation or warranty of any kind or character in connection with the transactions contemplated by this Agreement, other than the representations of each HM Party contained in Section 6.

SECTION 6. Representations and Warranties of the HM Parties. Each of the HM Parties hereby jointly and severally represents and warrants to the Eagle Parties, as of the date hereof, as follows:

(a) Organization. Such HM Party is a corporation or limited liability company (as applicable) duly incorporated or formed, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation or formation.

(b) Authorizations; Execution and Validity. Such HM Party has all requisite power and authority as a corporation or limited liability company (as applicable) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such HM Party of this Agreement, the performance by such HM Party of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of or with respect to such HM Party. This Agreement has been duly and validly executed and delivered by such HM Party and constitutes a valid and binding obligation of such HM Party, enforceable against such HM Party in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Conflict; Consents. None of the execution and delivery by such HM Party of this Agreement, the performance by such HM Party of its obligations hereunder or the consummation by such HM Party of the transactions contemplated hereby will (i) violate any Law applicable to such HM Party, (ii) violate the Organizational Documents of such HM Party, (iii) violate any Order to which such HM Party is a party or by which it is bound, (iv) breach, result in a default under or require any consent of any other Person under the terms of any Contract to which such HM Party is a party or by which it is bound or (v)

require any approval or consent from or filing with any Governmental Authority (except to the extent that the Interest Purchase Agreement provides that any approval or consent from or filing with any Governmental Authority is required for the consummation of the transactions contemplated thereby).

(d) Title to Interests. Such HM Party owns of record and beneficially all the Partnership Percentage Interests shown as owned by it in the recitals to this Agreement, free and clear of all Liens and other Adverse Claims, other than the restrictions on the transfer of such Partnership Percentage Interests under applicable securities laws and the terms of the Partnership Agreement.

(e) Litigation. There are no Legal Proceedings pending or, to such HM Party’s knowledge, threatened against such HM Party that question the validity of this Agreement or any action taken or to be taken by such HM Party in connection with, or which seek to enjoin or to obtain monetary damages in respect of, this Agreement or the consummation by such HM Party of the transactions contemplated hereby.

(f) Interest Purchase Agreement. There is no reason known to such HM Party why such HM Party would not be able to enter into the Interest Purchase Agreement, make the representations and warranties required to be made by it thereunder or comply with its obligations thereunder.

(g) Fees. No HM Party has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement for which the Eagle Parties or the Partnership or any of their respective Affiliates will have any liability or responsibility whatsoever.

Each HM Party hereby expressly acknowledges and agrees that the Eagle Parties and their respective Affiliates and Representatives have not made and shall not be deemed to have made to the HM Parties or their Affiliates and Representatives any representation or warranty of any kind or character in connection with the transactions contemplated by this Agreement, other than the representations of each Eagle Party contained in Section 5.

SECTION 7. Further Assurances; Certain Actions; Non-Solicitation.

(a) At any time after the exercise of a Put Option, each of the parties shall execute and deliver, or cause to be executed and delivered, such further assignments, certificates, instruments and other documents and take, or cause to be taken, such other actions as the other parties may reasonably request in order to consummate, implement, complete or perfect the transactions contemplated by this Agreement or otherwise to carry out the intent of this Agreement.

(b) From and after the date hereof, (i) Eagle shall take all actions on its part (and shall cause its subsidiaries to take all actions on their part) that are required to cause the TLCC Partners to comply with their obligations under this Agreement and (ii) HM shall take all actions on its part (and shall cause its subsidiaries to take all actions on their part) that are required to cause HMSC to comply with its obligations under this Agreement.

(c) From and after the date hereof and continuing until the termination of this Agreement, neither HMSC, on the one hand, or TLCC GP or TLCC LP, on the other hand, will provide a notice to the other pursuant to Article IV of the Partnership Agreement.

(d) Except with the prior written consent of Eagle (on behalf of the Eagle Parties) or HM (on behalf of the HM Parties), from and after the date a Put Option is exercised in accordance with this Agreement and continuing until the termination of this Agreement, each of the Eagle Parties, on the one hand, and the HM Parties, on the other hand, agrees that it shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any individual who has been employed by the Partnership within one (1) year prior to the date of such hiring or solicitation; provided, however, this Section 7(d) shall not prevent the Eagle Parties, the HM Parties or their respective Affiliates from hiring or soliciting any employee or former employee of the Partnership who (i) responds, whether directly or through a third party recruiter, to a general solicitation that is a public solicitation of prospective employees and not directed specifically to any Partnership employees or (ii) was terminated by the Partnership, without influence by such party hiring or soliciting such former employee, prior to any such hiring or solicitation.

SECTION 8. Expenses. Except as expressly provided in this Agreement, each of the parties shall bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 9. Definitions.

(a) As used in this Agreement, the terms set forth below shall have the following respective meanings.

“Adverse Claim” means, with respect to any security or other financial instrument, an “adverse claim” as defined in Section 8.102(a)(1) of the Uniform Commercial Code as in effect in the State of Texas.

“Affiliate” means a Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question. The term “control,” as used in the immediately preceding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the capital shares of such corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

“Claim” means any claim, demand or cause of action or any request for any remedy or relief of any kind, including any of the foregoing that may be asserted or may arise in a Legal Proceeding.

“Contract” means any written contract, agreement, indenture, note, bond, loan, lease, conditional sale contract, mortgage or insurance policy.

“Electronic Transmission” means any form of electronic communication (such as facsimile transmission or email) that is generally accepted as a means of communication in business matters and transactions and that creates a record that may be retained, retrieved, reviewed and directly reproduced in paper by the recipient.

“Enforceability Exceptions” means, with reference to the enforcement of the terms and provisions of this Agreement, that the enforcement thereof is or may be subject to the effect of (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar Laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity) and the exercise of equitable powers by a court of competent jurisdiction.

“Entity” means any corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

“Equity Securities” means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable or exercisable for any such capital stock, (ii) with respect to any partnership, all partnership interests (including interests of general and limited partners), units, participations or other equivalents of partnership interests of such partnership, however designated, and any warrants, options or other rights to purchase or acquire any such partnership interests and any securities convertible into or exchangeable or exercisable for any such partnership interests, and (iii) with respect to any limited liability company, all limited liability company or members interests, units, participations or other equivalents of limited liability company or membership interests of such limited liability company, however designated, and any warrants, options or other rights to purchase or acquire any such limited liability company or membership interests and any securities convertible into or exchangeable or exercisable for any such limited liability company or membership interests.

“Governmental Authority” means any nation or government, any state, city, municipality or political subdivision thereof, any federal or state court and any other agency, body, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Law” means any applicable law, statute, ordinance, rule, code or regulation of any Governmental Authority.

“Legal Proceeding” means any judicial, administrative or arbitral action, suit or proceeding (public or private) by or before any court or Governmental Authority or arbitration tribunal.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, attachment or levy of any kind.

“Market Area” has the meaning set forth in the Partnership Agreement.

“Material Adverse Effect” means any event, circumstance, development, occurrence, effect or change that (i) is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Partnership, taken as a whole, and (ii) threatens, or would reasonably be expected to threaten, the viability of the Partnership as a going concern or affects, or would reasonably be expected to affect, in a material and adverse manner the earnings potential of the Partnership over the long-term (consisting of not less than five years), in each case excluding any event, circumstance, development, occurrence, effect or change to the extent arising or resulting from (a) changes, developments or conditions in general economic or political conditions in the United States or the Market Area, including in the financial, debt, credit, capital or securities markets, including changes in interest rates, (b) changes generally affecting the industries in which the Partnership operates or business conditions generally in the United States or the Market Area, (c) changes or proposed changes in a laws, rules or regulations or interpretations thereof or regulatory conditions or any changes in the enforcement thereof, including changes in tax law, interpretations and regulations after the date hereof, (d) changes or proposed changes in accounting standards or interpretations thereof, (e) acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, (f) weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, floods or other natural disasters or other comparable events), (g) pandemics or public health emergencies (including the COVID-19 pandemic), (h) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, with employees, labor unions, financing sources, customers, suppliers, distributors, regulators, partners or other Persons, (i) any failure of the Partnership to meet, with respect to any period or periods, any internal or published projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts or basis for such failure to meet projections, forecasts, estimates of earnings or revenues or business plans, which may be taken into account in determining whether there has been a Material Adverse Effect to the extent not otherwise falling within any of the other exceptions set forth in clauses (a) through (h) hereof) or (j) any action taken by the parties with respect to the Partnership that is expressly required by this Agreement or any action taken or omitted to be taken by the Partnership at the written request of the Purchasers under the Interest Purchase Agreement; provided, however, that if any event, circumstance, development, occurrence, fact, condition, effect or change described in any of clauses (a) through (g) has a disproportionate effect on the Partnership relative to other participants in the industries in which the Partnership operates, the incremental disproportionate effect (i.e., the incremental portion thereof that exceeds the effect generally experienced by such other participants) shall be taken into account in determining whether there has been Material Adverse Effect.

“Order” means any order, judgment, injunction, ruling or decree of any Court or Governmental Authority.

“Organizational Documents” means (i) in the case of any Person organized as a corporation, the certificate or articles of incorporation of such corporation (or, if applicable, the memorandum and articles of association of such corporation), (ii) in the case of any Person organized as a limited liability company, the certificate of formation or organization and the limited liability company agreement, operating agreement or regulations of such limited liability company, (iii) in the case of any Person organized as a limited partnership, the certificate of limited partnership and partnership agreement of such limited partnership, (iv) in the case of any Person that is a trustee of a trust, the trust agreement, declaration of trust or articles of trust of such trust and (v) in the case of any other Person, all constitutive or organizational documents of such Person which address matters relating to the business and affairs of such Person similar to the matters addressed by the documents referred to in clauses (i) through (iv) above in the case of Persons organized as corporations, limited liability companies or limited partnerships or trusts.

“Outside Purchase Agreement” means a definitive agreement providing for the purchase by either HM or one or more of its subsidiaries or Eagle or one or more of its subsidiaries, as the case may be (the “Purchasing Entity”), for its own account of assets or operations (either directly or through the purchase of Equity Securities in an Entity that holds such assets or conducts such operations) to be used by the Purchasing Entity (or one or more of its subsidiaries) in the production or sale of grey cement products or slag in the Market Area in exchange for total consideration in an amount or with a value equal to or greater than One Billion dollars ($1,000,000,000) (which transaction may be in the form of an asset purchase, stock purchase or merger or in any other form). For purposes of clarification, if the transaction that is the subject of the Outside Purchase Agreement provides for the purchase of assets or operations that are both within and outside of the Market Area, only the consideration payable in such transaction in respect of the assets and operations within the Market Area (as set forth in the Outside Purchase Agreement or as reasonably determined by the parties to such Outside Purchase Agreement) shall be considered for purposes of determining whether the forgoing threshold of $1,000,000,000 has been satisfied.

“Partnership Percentage Interests” has the meaning set forth in the Partnership Agreement.

“Person” means any natural person or Entity.

“Purchasers” has the meaning set forth in the form of Interest Purchase Agreement attached as Exhibit A hereto.

“Representatives” means, with respect to any party, the directors, officers, managers, members, shareholders, advisors, independent accountants and other agents and representatives of such party and its Affiliates.

“Seller” has the meaning given to the term “Seller[s]” set forth in the form of Interest Purchase Agreement attached as Exhibit A hereto.

SECTION 10. Amendments; Waivers.

(a) This Agreement may only be amended by an instrument in writing executed by each of the parties hereto.

(b) Compliance with or observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

SECTION 11. Parties in Interest; Assignment. This Agreement shall be binding upon and shall inure solely to the benefit of the parties, their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement. Subject to Section 4(c), neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other parties.

SECTION 12. Governing Law. This Agreement (together with Claims arising with respect to the transactions contemplated hereby) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without regard to the principles of conflicts of Law that would result in the application of the Laws of any other jurisdiction.

SECTION 13. Remedies. Each of the parties acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties and (ii) the other parties would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek preliminary and permanent injunctive relief to prevent or remedy breaches, or seek appropriate relief in the event of a threatened breach, of and to enforce specifically the terms and provisions of this Agreement by other parties without the necessity of proving actual damages or of posting any bond, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

SECTION 14. Choice of Forum; Submission to Jurisdiction. Each of the parties hereby irrevocably agrees that any Legal Proceeding with respect to this Agreement and the rights and obligations of the parties arising hereunder or in connection with the transactions contemplated hereby shall be brought and determined exclusively in the Delaware Chancery Court or, if such court lacks jurisdiction, in any other federal or state courts located in the State of Delaware and in any federal or state appellate court therefrom. Each of the parties hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Legal Proceeding with respect to this Agreement, (a) any Claim that it is not personally subject to the jurisdiction of the above named courts, (b) any Claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court

(whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any Claim that (i) a Legal Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Legal Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby consents to service being made through the notice procedures set forth in Section 16 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 16 shall be effective service of process for any Legal Proceeding in connection with this Agreement or the transactions contemplated hereby.

SECTION 15. Waiver of Jury Trial. Each of the parties knowingly, intentionally and voluntarily with and upon the advice of competent counsel irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or relating to this Agreement and the rights and obligations of the parties arising hereunder or in connection with the transactions contemplated hereby.

SECTION 16. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, by hand or by Electronic Transmission, to the parties at the following addresses (or at such other address for a party as shall be specified in a notice delivered by such party pursuant to this Section 16).

If to the Eagle Parties, to:

c/o Eagle Materials Inc.
5960 Berkshire Lane
Suite 900
Dallas, Texas 75225
Attention: General Counsel
Email: mnewby@eaglematerials.com

With a copy (which shall not constitute
effective notice) to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attention: Geoffrey L. Newton
Email: geoffrey.newton@bakerbotts.com

If to the HM Parties, to:

c/o Heidelberg Materials US, Inc.
300 East John Carpenter Freeway
Suite 1800
Irving, Texas 75062

Attention: General Counsel
Email: carol.lowry@heidelbergmaterials.com

With a copy (which shall not constitute
effective notice) to:

c/o Heidelberg Materials US, Inc.
300 East John Carpenter Freeway
Suite 1800
Irving, Texas 75062
Attention: Vice President – Strategy & Development
Email: francois.perrin@heidelbergmaterials.com

SECTION 17. Severability. If any provision contained in this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability thereof shall not affect any other provisions hereof, all of which shall remain in full force and effect.

SECTION 18. Rules of Construction. The Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not limit, extend or otherwise affect the meaning or interpretation of the terms and provisions of this Agreement. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, as the context may require. When a reference is made in this Agreement to a party or to a Section or Exhibit, such reference shall be to a party to or a Section of or an Exhibit to this Agreement, unless otherwise indicated. All references herein to dollar amounts are in United States dollars. The terms “herein,” “hereunder,” “hereto” and similar terms refer to this Agreement generally and not to any one Section of this Agreement, unless the context otherwise requires. Each party has participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of both parties and may not be construed against any party by reason of the role a party played in its preparation. Any law that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived. If the Interest Purchase Agreement is entered into as contemplated by this Agreement and a conflict arises between the terms and provisions of this Agreement and the terms and provisions of the Interest Purchase Agreement, then the terms and provisions of the Interest Purchase Agreement shall control.

SECTION 19. Entire Agreement. This Agreement (including the Exhibits hereto), together with the other agreements referred to herein, constitutes the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and cancels, merges and supersedes all prior and contemporaneous oral or written agreements, representations and warranties, arrangements and understandings relating to the subject matter hereof. The parties hereto expressly represent that in entering this Agreement: (a) they are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this document; (b) they have been represented and advised by counsel in connection with this Agreement, which they make voluntarily and of their own choice, and not under coercion or duress; (c) they are relying upon their own knowledge and the advice of counsel; (d) they knowingly waive any claim that this Agreement was induced by any misrepresentation or nondisclosure which could have been or was discovered before signing this Agreement; and (e) they knowingly waive any right to rescind or avoid this settlement based upon presently existing facts, known or unknown.

SECTION 20. Release of Information. The parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. No press releases, public announcements or responses to any request for information from the press or any trade publication concerning the transactions contemplated by this Agreement shall be made or given by any party without prior consultation with, and agreement of, the other parties, except that any party shall be allowed to disclose information concerning this Agreement and the transactions contemplated hereby to the extent required pursuant to the disclosure obligations of a party or its Affiliates under the U.S. Securities Exchange Act of 1934, as amended, or any other applicable securities laws or the rules promulgated thereunder.

SECTION 21. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first above written.

EAGLE PARTIES:

EAGLE MATERIALS INC.

By: /s/ D. Craig Kesler
Name: D. Craig Kesler
Title: Executive Vice President – Finance

And Administration and Chief

Financial Officer

TLCC GP LLC

By: /s/ D. Craig Kesler
Name: D. Craig Kesler
Title: Senior Vice President

TLCC LP LLC

By: /s/ D. Craig Kesler
Name: D. Craig Kesler
Title: Senior Vice President

Signature Page to Put Option Agreement

HM PARTIES:

HEIDELBERG MATERIALS US, INC.

By: /s/ Chris Ward
Name: Chris Ward
Title: President & Chief Executive Officer

HM SOUTHEAST CEMENT LLC

By: /s/ Benedikt Zinn
Name: Benedikt Zinn
Title: Vice President & Chief Financial Officer

Signature Page to Put Option Agreement

Exhibit A

INTEREST PURCHASE AGREEMENT

among

[●] and [●]

as the Seller[s],

[●] and [●],

as the Purchasers

and

Eagle Materials Inc. and Heidelberg Materials US, Inc.,

as the Parent Companies

Dated as of [●] [●], 202[●]

TABLE OF CONTENTS

i

ii

Exhibits

Exhibit A — Form of Assignment

Exhibit B — Form of Seller Party Release
Exhibit C — Transition Services Agreement

Exhibit D — Form of Purchaser Party Release

Exhibit E — Partnership Strategic Projects

Exhibit F — Net Working Capital Illustration

iii

INTEREST PURCHASE AGREEMENT

This INTEREST PURCHASE AGREEMENT, entered into as of [●][●], 202[●] (this “Agreement”), by and among (a) [●], a [●] and [●], a [●] (the “Seller[s]”), (b) [●], a [●] and [●], a [●] (the “Purchasers”), and (c) Eagle Materials Inc., a Delaware corporation (“Eagle”), and Heidelberg Materials US, Inc., a Delaware corporation (“HM” and, together with Eagle, the “Parent Companies”). Eagle and the [Seller[s]/Purchasers] are collectively referred to herein as the “Eagle Parties.” HM and the [Seller[s]/Purchasers] are collectively referred to herein as the “HM Parties.” All of the foregoing parties are collectively referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, TLCC LP, TLCC GP and HMSC are parties (in their capacity as successors to the original parties) to that certain Limited Partnership Agreement of Texas Lehigh Cement Company LP, dated October 1, 2000, as amended by (i) Amendment No. 1 to Agreement of Limited Partnership, dated as of October 2, 2000, (ii) Amendment No. 2 to Agreement of Limited Partnership, dated as of January 1, 2019 and (iii) Amendment No. 3 to Agreement of Limited Partnership, dated as of September 30, 2019 (as so amended, the “Partnership Agreement”), which is the governing partnership agreement of Texas Lehigh Cement Company LP, a Texas limited partnership (the “Partnership”);

WHEREAS, as of the date hereof, the Partnership Percentage Interests held by the partners of the Partnership as reflected in the Partnership Agreement are as follows:

Partner	Partnership Percentage Interest held as a General Partner	Partnership Percentage Interest held as a Limited Partner
TLCC GP	0.1%	0.0%
TLCC LP	0.0%	49.9%
HMSC	0.1%	49.9%

WHEREAS, as of May 1, 2024, Eagle, TLCC GP, TLCC LP, HM and HMSC entered into the Put Option Agreement (the “Put Option Agreement”) pursuant to which (a) TLCC GP and TLCC LP (the “TLCC Partners”) granted a put option to HMSC (the “HMSC Put Option”) that entitled HMSC to require the TLCC Partners to purchase all of the Partnership Percentage Interests held by HMSC and (b) HMSC granted a put option to the TLCC Partners (the “TLCC Put Option”) that entitled the TLCC Partners to require HMSC to purchase all of the Partnership Percentage Interests held by the TLCC Partners, in each case upon the terms and conditions set forth therein;

WHEREAS, as of [●][●], 202[●], [HMSC/the TLCC Partners] exercised the [HMSC Put Option/TLCC Put Option] in accordance with the term of the Put Option Agreement and, accordingly, the Parties became obligated to enter into this Agreement in order to set forth the terms and conditions governing the purchase by [the TLCC Partners/HMSC and an Affiliate designated by it (the “Additional HM Purchaser”)] of the

Partnership Percentage Interests held by [HMSC/the TLCC Partners] (the “Subject Partnership Interests”); and

WHEREAS, capitalized terms used herein without definition have the respective meanings set forth in Article XI;

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
SALE AND PURCHASE

SECTION 1.1. Sale and Purchase. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Seller[s] shall sell, assign and transfer the Subject Partnership Interests to the Purchasers, and the Purchasers shall acquire and accept the Subject Partnership Interests from the Seller[s]. In particular, the Subject Partnership Interests to be (a) sold by the Seller[s] to the Purchasers and (b) purchased by the Purchasers from the Seller[s] shall be as follows:

(a) [The Subject Partnership Interests to be sold by the Seller[s] to the Purchasers shall be as follows:

Seller	Subject Partnership Interest held as a General Partner	Subject Partnership Interest held as a Limited Partner
HMSC	0.1%	49.9%

[or]

Sellers	Subject Partnership Interest held as a General Partner	Subject Partnership Interest held as a Limited Partner
TLCC GP	0.1%	0.0%
TLCC LP	0.0%	49.9%]

(b) [The Subject Partnership Interests to be purchased by the Purchasers shall be as follows:

Purchasers	Subject Partnership Interest to be held as a General Partner	Subject Partnership Interest to be held as a Limited Partner
TLCC GP	0.1%	0.0%
TLCC LP	0.0%	49.9%

[or]

Purchasers	Subject Partnership Interest to be held as a General Partner	Subject Partnership Interest to be held as a Limited Partner
[●]	0.1%	0.0%
HMSC	0.0%	49.9%]

SECTION 1.2. Purchase Price.

(a) At least three business days prior to the Closing Date, the Seller[s] shall deliver to the Purchasers each of the following:

(i) A statement prepared in good faith by the Seller[s] (the “Initial Adjustment Statement”) in accordance with the Accounting Principles setting forth each of the following amounts:

(A) The amount of Partnership Cash the Partnership estimates will be held by the Partnership as of the Effective Time (the “Estimated Partnership Cash”);

(B) The amount of the Closing Debt to be owed by the Partnership outstanding as of the Closing Date (the “Closing Debt Amount”), including the Closing Credit Agreement Amount; and

(C) The amount of Net Working Capital that the Partnership estimates will exist as of the Effective Time (the “Estimated Working Capital”).

(ii) Written confirmations from the lenders (or their administrative agent) to whom the Closing Debt is owing, which will set forth the Closing Debt Amount.

The Purchasers and any advisors engaged by them shall be entitled to review, and the Parties shall cause the Partnership to make available for review and copying, the Partnership’s and its auditors’ working papers, trial balances and similar materials used in or relevant to the calculation of the amounts set forth in the Initial Adjustment Statement. Without limiting the generality of the foregoing, the Parties shall cause the Partnership to provide the Seller[s] and the advisors engaged by [it/them] with (i) reasonable assistance from the personnel and other representatives of the Partnership and (ii) timely and reasonable access to the books and records of the Partnership in connection with its review of the Initial Adjustment Statement.

(b) The aggregate purchase amount to be paid by the Purchasers to the Seller[s] at the Closing (the “Initial Purchase Price”) shall equal (i) fifty percent (50%) of $1,100,000,000.00, which represents the enterprise value of the Partnership agreed upon by the Parties (and which is not subject to adjustment or modification), plus (ii) the Initial Adjustment Amount (which may be a positive or a negative number). As used herein, the term “Initial Adjustment Amount” means an amount equal to fifty percent (50%) of (1) the

Estimated Partnership Cash, minus (2) the Closing Debt Amount, plus or minus (as the case may be) (3) the amount by which the Estimated Working Capital exceeds the Target Net Working Capital (such amount to be added) or by which the Target Net Working Capital exceeds the Estimated Working Capital (such amount to be subtracted). [The portion of the Initial Purchase Price to be paid by the Purchasers to each Seller shall be apportioned between the Sellers based on the percentages for Subject Partnership Interests sold by each Seller as set forth in Section 1.1(a).]

(c) Additionally, the Initial Purchase Price shall be reduced by fifty percent (50%) of the real estate and personal property Taxes and assessments relating to the Partnership’s assets which are attributable to the portion of the Straddle Period ending on the Closing Date, which amount shall equal the amount of such property Taxes for the entire Straddle Period, multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date, and the denominator of which is the number of days in the entire Straddle Period. To the extent the actual amount of such property Taxes for the entire Straddle Period is not finally determinable as of the Closing Date, the proration described in the preceding sentence will be made at the Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement in respect of such property Taxes will be made between Seller[s] and Purchaser.

(d) It is the intent of the Parties that if any particular amount has been taken into consideration in determining any component of the Purchase Price or any adjustment thereto under one provision of this Agreement, such amount will no longer be deemed to give rise to a right to an adjustment under any other provision hereof to the extent doing so would result in an unintended “double” counting of such amount.

SECTION 1.3. Post-Closing Adjustment.

(a) As promptly as reasonably practicable after the Closing Date (but in no event later than 90 days thereafter), the Purchasers shall prepare and deliver to the Seller[s] a certificate (the “Final CFO Certificate”) of the Chief Financial Officer of the Parent Company that is a Purchaser Party, prepared in accordance with the Accounting Principles, which shall set forth the calculation by the Purchasers of (i) the Final Adjustment Amount and (ii) the resulting Final Payment to be made by the Purchasers to the Seller[s] or by the Seller[s] to the Purchasers (as the case may be) pursuant to Section 1.3(e) hereof. As used herein, the term “Final Adjustment Amount” means an amount equal to 50% of (1) the Final Partnership Cash, minus (2) the Closing Debt Amount, plus or minus (as the case may be) (3) the amount by which the Final Working Capital exceeds the Estimated Net Working Capital (such amount to be added) or by which the Estimated Net Working Capital exceeds the Final Working Capital (such amount to be subtracted). The Seller[s] and any advisors engaged by [it/them] shall be entitled to review, and the Purchasers shall cause the Partnership to make available for review and copying, the Partnership’s and its auditors’ working papers, trial balances and similar materials used in or relevant to the calculation of the amounts set forth in the Final CFO Certificate. Without limiting the generality of the foregoing, the Purchasers shall cause the Partnership to provide the Seller[s] and the advisors engaged by [it/them] with (i) reasonable assistance from the personnel and other representatives of the Partnership and (ii) timely and reasonable access to the books and records of the Partnership in connection with its review of the Final CFO Certificate.

(b) The Seller[s] shall be entitled to dispute the calculation of any amount set forth in the Final CFO Certificate if [it/they] deliver[s] a written notice (an “Objection Notice”) to the Purchasers within 45 days after receipt of the Final CFO Certificate in which [it/they] object[s] to the calculation by the Purchasers of such amount and provide[s] a description of each item in dispute (each, a “Disputed Item”, and the date upon which the Seller[s] deliver[s] the Objection Notice to the Purchaser[s] being hereinafter referred to as the “Objection Date”). If no Objection Notice is delivered by the Seller[s] to the Purchasers within such 45-day period, then the determination of each amount set forth in the Final CFO Certificate shall be deemed to have been accepted by the Seller[s] and the calculation of the Partnership Cash and Final Working Capital contained therein, together with the resulting calculation of the Final Adjustment Amount, shall be final and binding on the parties hereto, absent fraud or manifest error.

(c) If the Seller[s] deliver[s] an Objection Notice to the Purchasers within the 45-day period specified in paragraph (b) above, the Purchasers and the Seller[s] shall attempt in good faith to agree upon the Disputed Items and the resulting Final Adjustment Amount during the period commencing on the Objection Date and ending 30 days thereafter (the “Negotiation Period”). If the Purchasers and the Seller[s] agree in writing prior to the expiration of the Negotiation Period upon a Final Adjustment Amount that is the same as or different from the amount calculated based upon the Final CFO Certificate, the Final Adjustment Amount shall be the amount so agreed upon by them.

(d) If the Purchasers and the Seller[s] do not agree in writing prior to the expiration of the Negotiation Period upon a Final Adjustment Amount, the Disputed Items that have not been previously resolved by written agreement (but no other matters) shall be submitted to Deloitte LLP, or, if such firm declines to serve as accounting arbiter, such other firm of independent public accountants as is mutually agreed upon by the Purchasers and the Seller[s] (in either case, the “Accounting Firm”), which Accounting Firm shall make a determination as to the unresolved Disputed Items. The Parties acknowledge and agree that all discussions related to the Objection Notice or any Disputed Items are communications made in confidence with the intent of attempting to settle a dispute, will not be disclosed to the Accounting Firm and are subject to settlement privilege. The Purchasers and the Seller[s] shall direct the Accounting Firm to render a written determination as to the unresolved Disputed Items (acting as an expert and not as an arbitrator) within 45 days following its engagement, which determination shall be in writing and shall set forth, in reasonable detail, the basis therefor and shall be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) the Accounting Principles and (iii) a single presentation (which shall be limited to the unresolved Disputed Items) submitted by each of the Purchasers and the Seller[s] to the Accounting Firm within 20 days after its engagement (which the Accounting Firm shall forward to the other party within two business days after receipt thereof). The Purchasers and the Seller[s] shall instruct the Accounting Firm not to, and the Accounting Firm will not, assign a value to any Disputed Item greater than the greatest value assigned to such item by the Purchasers or the Seller[s] or less than the lowest value assigned to such item by the Purchasers or the Seller[s]. The Accounting Firm will send its written determinations regarding the unresolved Disputed Items (including its determination of the Partnership Cash and Final Working Capital, in each case, to the extent the determination of such amount requires the resolution of a Disputed Item) to the Purchasers and the Seller[s], together with the resulting calculation of the Final Adjustment Amount, and each such determination and calculation of the Accounting Firm shall be final and binding on the Parties, absent fraud or manifest error. The terms of engagement of the Accounting Firm shall be as reasonably agreed upon between the Purchasers and the Seller[s], and any associated engagement fees shall initially be allocated 50% to the Purchasers and 50% to the Seller[s]; provided, that, upon the determination by the Accounting Firm of the Final Adjustment Amount, such fees, costs and expenses of the Accounting Firm shall be allocated (or, if necessary, reallocated) between the Purchasers, on the one hand, and the Seller[s], on the other hand, in such proportions as reflect the ratio of (i) the amount of Disputed Items as to which each such party was unsuccessful in maintaining its position (as finally determined by the Accounting Firm) to (ii) the total amount of Disputed Items submitted to the Accounting Firm. (For example, if the Seller[s] submit[s] proposed aggregate adjustments of $1,000,000 for Disputed Items in the Objection Notice, and the Purchasers agree in writing to $500,000 of such adjustments but contests the remainder, and if the Accounting Firm ultimately resolves the dispute by finding in favor of the Seller[s] as to $300,000 of the $500,000 in unresolved Disputed Items and finding against the Seller[s] as to the remainder of such items, then the fees, costs and expenses of the Accounting Firm will be allocated 60% (i.e., 300,000/500,000) to the Purchaser[s] and 40% (i.e., 200,000/500,000) to the Seller[s].) Except as provided in this paragraph (d), all other costs and expenses incurred by the Parties in connection with resolving any dispute described in this paragraph (d) shall be borne by the Party incurring such costs and expenses.

(e) No later than five days after a binding determination of the Final Adjustment Amount has been made in accordance with Section 1.3(b), (c) or (d), as applicable, a final payment shall be made pursuant to this Section 1.3(e) (the “Final Payment”). If the Final Adjustment Amount is greater than the Initial Adjustment Amount, then an amount equal to the excess of the Final Adjustment Amount over the Initial Adjustment Amount shall be paid by the Purchasers to the Seller[s], to such account or accounts as have been designated in writing by the Seller[s]. If the Final Adjustment Amount is less than the Initial Adjustment Amount, then an amount equal to the excess of the Initial Adjustment Amount over the Final Adjustment Amount shall be paid by the Seller[s] to the Purchasers, to such account or accounts as have been designated in writing by the Purchasers. If the Final Adjustment Amount is equal to the Initial Adjustment Amount, there shall be no Final Payment to be made by either the Purchasers or the Seller[s].

(f) The process set forth in this Section 1.3 shall be the exclusive remedy of the Parties for any disputes related to the determination of Estimated Partnership Cash and Final Working Capital and the resulting Final Adjustment Amount, whether or not the underlying facts and circumstances of a Disputed Item constitute a breach of any representations or warranties of the Parties contained in this Agreement.

(g) The final purchase price payable by the Purchasers to the Seller[s] pursuant to this Agreement shall be equal to the Initial Purchase Price, as adjusted by the provisions of this Section 1.3 and any other applicable provisions of this Agreement that expressly state that specific amounts or payments will be treated as purchase price adjustments (as so adjusted, the “Purchase Price”).

SECTION 1.4. Transfer Taxes. The Seller[s] and the Purchasers shall cooperate with each other and take any reasonable actions to minimize any documentary, stamp, sales and excise or other similar taxes payable in respect of the sale, assignment and transfer of the Subject Partnership Interests. To the extent that, notwithstanding the immediately preceding sentence, any documentary, stamp, sales and excise or other similar Taxes are required to be paid in respect of the sale, assignment and transfer of the Subject Partnership Interests, such Taxes shall be borne 50% by the Purchasers on the one hand and 50% by the Seller[s] on the one hand.

ARTICLE II
THE CLOSING

SECTION 2.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Suite 900, Dallas, Texas 75201 at (a) 9:00 a.m., Dallas, Texas time, on the second business day following the satisfaction or waiver of the conditions to Closing set forth in Article VI and VII (other than those conditions that by their nature can only be satisfied at the time of Closing, but subject to the satisfaction of such conditions) or (b) such other time or date as the Purchasers and the Seller[s] may agree in writing; provided, however, that (i) if the date of the Closing specified in the foregoing clause (a) above would be a date that is within ten business days of the end of a calendar month, the date of Closing shall instead be the first business day of the following calendar month, and (ii) if requested or required by any Governmental Authority that has jurisdiction over the transactions contemplated by the Outside Purchase Agreement, the Closing shall occur substantially concurrently with the closing of the transactions contemplated by the Outside Purchase Agreement (it being understood that, if clause (i) and (ii) of this proviso are both applicable, clause (ii) shall govern) (the “Closing Date”). Notwithstanding the foregoing, the Parties or their Representatives may, but shall not be required to be, physically present at the Closing, it being understood that, to the maximum extent practicable, all steps required to be taken at the Closing may be taken through the delivery of documents by Electronic Transmission or by any other reasonable means.

SECTION 2.2. Closing Deliveries by the Seller[s]. At the Closing, the Seller[s] shall deliver, or shall cause to be delivered, to the Purchasers the following:

(a) if the Closing Intercompany Amount is a negative number, a wire transfer from the Seller[s] to the Partnership of immediately available funds (to such account as the Partnership shall have specified in a notice delivered to the Seller[s] at least 24 hours prior to the time of the Closing) in an amount equal to the absolute value of the Closing Intercompany Amount;

(b) an Assignment, in the form attached as Exhibit A hereto, duly executed by [the/each] Seller, pursuant to which [the/such] Seller will sell, assign and transfer the Subject Partnership Interests to be sold by [the/such] Seller in accordance with the terms of this Agreement and withdraw as a Partner of the Partnership;

(c) a release, in the form attached as Exhibit B hereto, duly executed by each Seller Party, pursuant to which each Seller Party shall release certain Claims against the Purchasers, the Partnership and their respective Affiliates (the “Seller Party Release”);

(d) should Purchasers so elect pursuant to Section 6.13, the Transition Services Agreement (as defined below), duly executed by the Parent Company of [the/each] Seller;

(e) an instrument pursuant to which each individual designated by the Seller[s] to serve on the Management Committee and each officer or employee of the Seller[s] or [its/their] Affiliates who serves as an officer of the Partnership resigns as a member of the Management Committee or an officer of the Partnership, in each case effective as of the Closing Date; and

(f) such other documents and instruments as are to be delivered by the Seller[s] pursuant to Article VI in order to satisfy the conditions to the obligations of the Purchasers to consummate the purchase of the Subject Partnership Interests.

SECTION 2.3. Closing Deliveries by the Purchasers. At the Closing, the Purchasers shall deliver, or cause to be delivered, to the Seller[s] the following:

(a) a wire transfer from the Purchasers to the Seller[s] of immediately available funds (to such account as the Seller[s] shall have specified in a notice delivered to the Purchasers at least 24 hours prior to the time of the Closing) in the amount of the Initial Purchase Price;

(b) a wire transfer from the Partnership to J.P. Morgan, as lender, in an amount equal to the Closing Credit Agreement Amount;

(c) if the Closing Intercompany Amount is a positive number, a wire transfer from the Partnership to the Seller[s] of immediately available funds (to such account as the Seller[s] shall have specified in a notice delivered to the Partnership at least 24 hours prior to the time of the Closing) in an amount equal to the Closing Intercompany Amount;

(d) a release, in the form attached as Exhibit D hereto, duly executed by each Purchaser Party and the Partnership, pursuant to which each Purchaser Party and the Partnership shall release certain Claims against the Seller[s] and [its/their] Affiliates (the “Purchaser Party Release”);

(e) should Purchasers so elect pursuant to Section 6.13, the Transition Services Agreement, duly executed by the Partnership;

(f) evidence of termination of the Credit Facility upon the receipt by JPMorgan of the Closing Credit Agreement Amount; and

(g) such other documents and instruments as are to be delivered by the Purchasers pursuant to Article VII in order to satisfy the conditions to the obligations of the Seller[s] to consummate the sale of the Subject Partnership Interests.

SECTION 2.4. Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

SECTION 2.5. Effective Time. From and after the Closing, the Purchasers and the Seller[s] shall take all lawful actions that are necessary or appropriate so that the transactions contemplated by this Agreement are treated by the Parties as if they had been consummated as of 11:59 p.m. on the Closing Date (the “Effective Time”). Without limiting the generality of the foregoing, the Parties shall, to the fullest extent permitted by Law, report in any financial statements, tax returns or other documents prepared or filed by them that such transactions were consummated as of the Effective Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER[S]

The Seller[s] hereby [jointly and severally] represent[s] and warrant[s] to the Purchaser Parties as follows:

SECTION 3.1. Organization; Power and Authority. [The/Each] Seller is a limited liability company that is duly formed, validly existing and in good standing under the Laws of the State of Delaware.

SECTION 3.2. Authorizations; Execution and Validity. [The/Each] Seller has all requisite power and authority as a limited liability company to execute and deliver this Agreement and each of the Additional Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by [the/each] Seller of this Agreement and the Additional Transaction Documents, the performance by [the/each] Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of or with respect to [the/each] Seller. This Agreement has been, and at the Closing each of the Additional Transaction Documents will be, duly and validly executed and delivered by [the/each] Seller and constitutes or will constitute a valid and binding obligation of [the/each] Seller, enforceable against [the/each] Seller in accordance with its terms, subject to the Enforceability Exceptions.

SECTION 3.3. No Conflict; Consents. None of the execution and delivery by [the/each] Seller of this Agreement or any of the Additional Transaction Documents, the performance by [the/each] Seller of its obligations hereunder or thereunder or the consummation by [the/each] Seller of the transactions contemplated hereby or thereby will (i) violate any Law applicable to [the/each] Seller, (ii) violate the Organizational Documents of [the/each] Seller, (iii) violate any Order to which [the/each] Seller is a party or by which it is bound, (iv) breach, result in a default under or require any consent of any other Person under the terms of any Contract to which [the/each] Seller is a party or by which it is bound (except that, at the time of the execution of this Agreement but not at Closing, the consummation of the transactions contemplated hereby may be subject to obtaining any consent or waiver under a credit agreement to which any of the Seller Parties is a party if the Seller[s] [has/have] so notified the Purchasers in writing prior to the date hereof) or (v) require any approval or consent from or filing with any Governmental Authority.

SECTION 3.4. Title to Securities. [The/Each] Seller owns of record and beneficially all the Subject Partnership Interests shown as owned by it in the recitals to this Agreement, free and clear of all Liens and other Adverse Claims, other than the restrictions on transfer applicable to the Subject Partnership Interests under applicable securities laws and the terms of the Partnership Agreement. The sale, transfer and delivery by [the/each] Seller at the Closing of the Subject Partnership Interests in accordance with the terms of this Agreement will vest the Purchasers with good and valid title to all of the Subject Partnership Interests, free and clear of all Liens and other Adverse Claims. After giving effect to the sale, transfer and delivery of the Subject Partnership Interests pursuant to this Agreement, neither [the/each] Seller nor any of its Affiliates will own or hold or have any right or entitlement to or beneficial interest in any Equity Securities of the Partnership.

SECTION 3.5. Litigation. As of the date hereof, there are no Legal Proceedings pending or, to [the/each] Seller’s knowledge, threatened against [the/each] Seller that question the validity of this Agreement or any action taken or to be taken by [the/each] Seller in connection with, or which seek to enjoin or to obtain monetary damages in respect of, this Agreement or the consummation by [the/each] Seller of the transactions contemplated hereby.

SECTION 3.6. Fees. [The/such] Seller has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement for which the Purchasers or the Partnership or any of their respective Affiliates will have any liability or responsibility whatsoever.

SECTION 3.7. No Reliance. In making its decision to enter into this Agreement and sell the Subject Partnership Interests to the Purchasers, [the/each] Seller is relying solely on its own knowledge and experience and the representations and warranties of the Purchaser Parties set forth in Articles IV and Article V, together with the other terms and provisions set forth in this Agreement.

SECTION 3.8. Tax. Except as otherwise disclosed in Section 3.8 of the Disclosure Schedule:

(a) to Seller[s]’ Knowledge, no Tax claims have been asserted in writing and no proposals or deficiencies for any Taxes of the Partnership are being asserted, proposed or threatened;

(b) Seller[s] have executed no outstanding waivers of statutes of limitations or agreements by or on behalf of the Partnership for the extension of time for the assessment of any Taxes or any deficiency thereof;

(c) to Seller[s]’ Knowledge, no written claim has been received by Seller[s] (on its own behalf or on behalf of the Partnership) from any Governmental Authority in a jurisdiction where the Partnership does not file Tax Returns or pay Taxes asserting that the Partnership is subject to any taxation by that jurisdiction; and

(d) to Seller[s]’ Knowledge, the Partnership has not elected to have the revised partnership tax audit procedures set forth in Subchapter C of Subtitle A, Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, P.L. 114-74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, the “Revised Partnership Tax Audit Procedures”) apply to the Partnership, including by way of an election under Treasury Regulation Section 301.9100-22T.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASERS

The Purchasers hereby jointly and severally represent and warrant to the Seller Parties as follows:

SECTION 4.1. Organization; Power and Authority. Each Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.

SECTION 4.2. Authorizations; Execution and Validity. Each Purchaser has all requisite power and authority as a [limited liability company or corporation] to execute and deliver this Agreement and each of the Additional Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Purchaser of this Agreement and the Additional Transaction Documents, the performance by each Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of each Purchaser. This Agreement has been, and at the Closing each of the Additional Transaction Documents will be, duly and validly executed and delivered by each Purchaser and constitutes or will constitute a valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

SECTION 4.3. No Conflicts; Consents. None of the execution and delivery by each Purchaser of this Agreement or any of the Additional Transaction Documents, the performance by each Purchaser of its obligations hereunder or thereunder or the consummation by each Purchaser of the transactions contemplated hereby or thereby will (i) violate any Law applicable to each Purchaser, (ii) violate the Organizational Documents of each Purchaser, (iii) violate any Order to which each Purchaser is a party or by which it is bound, (iv) violate, breach, result in a default under or require any consent of any other Person under the terms of any Contract to which each Purchaser is a party or by which it is bound (except that, at the time of the execution of this Agreement but not at the Closing, the consummation of the transactions contemplated hereby may be subject to obtaining any consent or waiver under a credit agreement to which any of the Purchaser Parties is a party if the Purchaser has so notified the Seller[s] in writing prior to the date hereof) or (v) require any approval or consent from or filing with any Governmental Authority.

SECTION 4.4. Litigation. As of the date hereof, there are no Legal Proceedings pending or, to each Purchaser’s knowledge, threatened against each Purchaser that question the validity of this Agreement or any action taken or to be taken by each Purchaser in connection with, or that seek to enjoin or obtain monetary damages in respect of, this Agreement or the consummation by each Purchaser of the transactions contemplated hereby.

SECTION 4.5. Sophisticated Purchaser; Purchase for Investment; Access to Information. Each Purchaser is (a) an informed and sophisticated investor with sufficient knowledge and experience in the cement industry and in investment and financial matters generally to be capable of evaluating the risks and merits of its investment in the Subject Partnership Interests and (b) an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. Each Purchaser is purchasing the Subject Partnership Interests for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser has not agreed to sell, transfer or assign the Subject Partnership Interests to any other Person or to grant any rights in such interests to any other Person. Each Purchaser understands that the Subject Partnership Interests have not been registered under the Securities Act or any applicable state securities Laws and, accordingly, must be held indefinitely unless a subsequent sale or other transfer or assignment is registered under the Securities Act and such state securities Laws or an exemption from registration is available thereunder. Each Purchaser has adequate information concerning the business, operations, assets, affairs, financial condition and results of operations of the Partnership to make an informed decision regarding the purchase of the Subject Partnership Interest and has had the opportunity to ask questions and discuss the affairs of the Partnership with the members of the Management Committee and other Representatives of the Partnership and has independently and without reliance upon the Seller[s] (other than in respect of [its/their] representations and warranties contained in this Agreement), and based on such information and the advice of such advisors as each Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Purchaser acknowledges that in some cases the Seller[s] and [its/their] Representatives may have greater understanding, familiarity and/or experience with regard to the business and operations of the Partnership than does each Purchaser, and each Purchaser nonetheless is making its own analysis and decision to enter into this Agreement, despite a potential imbalance in information.

SECTION 4.6. No Reliance. Each Purchaser acknowledges and agrees that neither the Seller[s] nor any of [its/their] Affiliates nor any of their Representatives have (a) acted as an agent, finder or broker for any Purchaser or its agents with respect to the offer, or sale of the Subject Partnership Interests, (b) acted as a fiduciary or financial or investment adviser to any Purchaser, or given any Purchaser any investment advice, opinion or other information on whether the sale of the Subject Partnership Interests is prudent, (c) made any representations or warranties of any kind, express or implied, to any Purchaser in connection with the sale of the Subject Partnership Interests (other than as set forth in this Agreement) or (d) at any time had any duty to any Purchaser or its agents to disclose any information relating to the Partnership or its business, operations, assets, affairs, financial condition or results of operations, other than such duties provided by Law or pursuant to the Partnership Agreement. In making its decision to enter into this Agreement and purchase the Subject Partnership Interests, each Purchaser is relying solely on its own knowledge and experience and the representations and warranties of the Seller Parties set forth in Article III and Article V, together with the other terms and provisions set forth in this Agreement.

SECTION 4.7. Sufficiency of Funds. At the Closing, each Purchaser will have all funds necessary to pay the Initial Purchase Price, make the other payments to be made at Closing under this Agreement and all related fees and expenses, and consummate the transactions contemplated by this Agreement.

SECTION 4.8. Fees. Each Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement for which the Seller[s] or any of [its/their] respective Affiliates will have any liability or responsibility whatsoever.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE PARENT COMPANIES

Each Parent Company hereby represents and warrants to the other Parties that are not Affiliates of such Parent Company as follows:

SECTION 5.1. Organization; Power and Authority. Such Parent Company is a corporation duly formed, validly existing and in good standing under the Laws of its state of incorporation.

SECTION 5.2. Authorizations; Execution and Validity. Such Parent Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Parent Company of this Agreement, the performance by such Parent Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Parent Company. This Agreement has been duly and validly executed and delivered by such Parent Company and constitutes a valid and binding obligation of such Parent Company, enforceable against such Parent Company in accordance with its terms, subject to the Enforceability Exceptions.

SECTION 5.3. No Conflicts; Consents. None of the execution and delivery by such Parent Company of this Agreement, the performance by such Parent Company of its obligations hereunder or the consummation by such Parent Company of the transactions contemplated hereby will (i) violate any Law applicable to such Parent Company, (ii)

violate the Organizational Documents of such Parent Company, (iii) violate any Order to which such Parent Company is a party or by which it is bound, (iv) violate, breach, result in a default under or require any consent of any other Person under the terms of any Contract to which such Parent Company is a party or by which it is bound or (v) require any approval or consent from or filing with any Governmental Authority, except for any filing or approval referred to in Section 3.3 or 4.3.

SECTION 5.4. Litigation. As of the date hereof, there are no Legal Proceedings pending or, to such Parent Company’s knowledge, threatened against such Parent Company that question the validity of this Agreement or any action taken or to be taken by such Parent Company in connection with, or that seek to enjoin or obtain monetary damages in respect of, this Agreement or the consummation by such Parent Company of the transactions contemplated hereby.

SECTION 5.5. No Reliance. In making its decision to enter into this Agreement and undertake the obligations on its part set forth herein, such Parent Company is relying solely on its own knowledge and experience and the representations and warranties of the Parties who are not Affiliates of such Parent Company set forth in Articles III, IV or V (as the case may be), together with the other terms and provisions set forth in this Agreement.

ARTICLE VI
COVENANTS

Each Party hereby covenants as follows, it being understood that all covenants contained in this Article VI shall survive the Closing:

SECTION 6.1. Cooperation; Further Actions. Upon the terms and subject to the conditions of this Agreement, all of the Parties shall cooperate with each other and use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby, and the taking of such actions as are necessary to obtain any requisite consents, Orders, Permits, qualifications, exemptions or waivers from any third party or Governmental Authority. In addition, no Party shall take any action (other than any action required to be taken under this Agreement or to which the other Parties shall have granted their consent) that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any consent, Order, Permit, qualification, exemption or waiver from any Governmental Authority or other Person necessary, proper or advisable to consummate the transactions contemplated by this Agreement. The Purchaser Parties shall not take any action (other than any action required to be taken under this Agreement or to which the Seller Parties shall have granted their consent) that could reasonably be expected to prohibit, restrict or in any way hinder the consummation of the transactions contemplated by the Outside Purchase Agreement or to materially delay the obtaining of, or result in not obtaining, any consent, Order, Permit, qualification, exemption or waiver from any Governmental Authority or other Person necessary, proper or advisable to consummate such transactions.

SECTION 6.2. Partnership Agreement. Each Party that is a partner of the Partnership (i) hereby irrevocably waives any provisions of the Partnership Agreement that would prohibit or restrict the execution and delivery by any of the other Parties or their Affiliates of the Outside Purchase Agreement, this Agreement or the Additional Transaction Documents or the consummation of the transactions contemplated hereby or thereby; and (ii) from and after the date hereof and continuing until the Closing or termination of this Agreement, neither HSMC, on the one hand, or the TLCC Partners, on the other hand, will provide a notice to the other pursuant to Article IV of the Partnership Agreement. From and after the date hereof through the Closing, the Eagle Parties expressly agree that the TLCC Partners shall, and the HM Parties expressly agree that HMSC shall, in the ordinary course, consistent with past practices: (i) continue to perform each of their respective obligations under the Partnership Agreement, including, but not limited to, any obligation relating to a Budget (as defined in the Partnership Agreement), any other capital spending plan or any commitment to make future contributions, in each case, that has been duly approved in accordance with the Partnership Agreement; and (ii) continue to support the Partnership’s strategic projects set forth on Exhibit E. In addition, the Purchasers hereby acknowledge and agree that, upon the consummation of the transactions contemplated by this Agreement, except as provided in the Transition Services Agreement, the Seller[s] will have no further obligations of any kind whatsoever under the Partnership Agreement, including, but not limited to, the obligation to make capital contributions to the Partnership or any other financial obligations to the Partnership or otherwise provide amounts to the Partnership in order to fund the payment of any indemnification obligations of the Partnership to any Person. Notwithstanding anything to the contrary set forth herein, the Purchasers hereby acknowledge and agree that the provisions of Section 5.7 and the second paragraph of Section 13.1 of the Partnership Agreement, insofar as they benefit the Seller[s] or any other Covered Persons who are Affiliates or Representatives of the Seller[s] (including, but not limited to, any designee of the Seller[s] who serves or has served as a representative on the Management Committee of the Partnership or as an officer of the Partnership) and relate to the assets or operations of the Partnership (or its predecessors) prior to the Closing Date (the “Surviving Indemnification Rights”), shall survive the purchase and sale of the Subject Partnership Interests contemplated by this Agreement, and that the transactions contemplated hereby do not release the Partnership or any other Partner from its obligations to the Seller[s] or such other Covered Persons in respect of the Surviving Indemnification Rights.

SECTION 6.3. Further Assurances. Prior to, at or after the Closing, each of the Parties shall execute and deliver, or cause to be executed and delivered, such further assignments, certificates, instruments and other documents and take, or cause to be taken, such other actions as the other Parties may reasonably request in order to consummate, implement, complete or perfect the transactions contemplated by this Agreement or the Additional Transaction Documents, including the sale, assignment and transfer of the Subject Partnership Interests to the Purchaser, or otherwise to carry out the intent of this Agreement and the Additional Transaction Documents.

SECTION 6.4. Certain Confidential Information.

(a) The Seller[s] hereby acknowledge[s] that, (1) as [a] Partner[s] of the Partnership and [a] holder[s] of Subject Partnership Interests, the Seller[s] [has/have]

received or been given access to confidential and/or proprietary information relating to the Partnership and its business, operations, assets, liabilities, results of operations and financial condition, which information shall not be deemed to include information that (i) is already in the public domain (other than as a result of a breach by the Seller[s] of any obligation of confidentiality owing to the Partnership), (ii) was known by the Seller[s] prior to time [it/they] became [a] Partner[s] of the Partnership or acquired any Subject Partnership Interests or (iii) has become or becomes known to the Seller[s] from a third party that is not affiliated with and does not owe a duty of confidentiality to the Partnership (such proprietary or confidential information being hereinafter referred to as the “Confidential Information”), and (2) the Partnership would be irreparably damaged if any Confidential Information were disclosed to any Person in a manner prohibited by this Section 6.4.

(b) The Seller[s] agree[s] that, from and after the Closing, [it/they] shall (i) keep any Confidential Information known to it or in its possession strictly confidential and (ii) not disclose or divulge any Confidential Information except with the prior written consent of the Partnership or where such disclosure is required by Law, court order or administrative proceeding, including pursuant to the disclosure obligations of a Party or its Affiliates under the Exchange Act or any other applicable securities laws or the rules promulgated thereunder.

(c) In the event that the Seller[s] or any of [its/their] Representatives become[s] legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Seller[s] shall provide the Partnership with prompt prior written notice of such requirement so that the Partnership or its general partner may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 6.4. In connection with any compelled disclosure referred to above, the Seller[s] agree[s] that only that portion of the Confidential Information which the Seller[s] [is/are] advised by counsel is legally required to be disclosed may be furnished in response to the applicable requirement and that the Seller[s] shall exercise [its/their] reasonable best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

(d) The obligations of the Seller[s] under this Section 6.4 shall terminate two years from the Closing Date; provided, however, that, in the case of any Confidential Information which was provided or made available to the Partnership by third parties, to the extent that the Partnership owes duties of confidentiality, non-use or non-disclosure to such third parties in respect of such Confidential Information under a participation agreement or confidentiality agreement or otherwise, the obligations of the Seller[s] in respect of such Confidential Information shall continue in effect for so long as the Partnership owes duties of confidentiality, non-use or non-disclosure to such third parties.

SECTION 6.5. Seller’s Access to Books and Records. For a period of five years from and after the Closing Date (the “Record Retention Period”), the Purchasers shall, or shall cause the Partnership to, maintain copies of all material books and records relating to tax and financial reporting matters for periods prior to the Closing Date (“Books and Records”) in the possession of the Partnership on the Closing Date and shall prevent the destruction of such Books and Records (except in accordance with the document retention policies of the Partnership in effect on the Closing Date), without first providing written notice to the Seller[s] and affording [it/them] a reasonable opportunity, at the expense of the Seller[s], to make copies of all or a portion of the Books and Records. During the Record Retention Period, the Purchasers shall, or shall cause the Partnership to, grant to the Seller[s] and [its/their] Representatives reasonable access, upon prior written request and during normal business hours, to the Books and Records, to the extent reasonably necessary or appropriate for general business purposes, including the preparation of tax returns and the handling of tax audits and disputes.

SECTION 6.6. Litigation Support and Cooperation. If and for so long as any Party is actively contesting or defending against any Third-Party Claim or Legal Proceeding arising in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Partnership (other than an action brought by one Party against another Party or Parties under the terms of this Agreement or in connection with the transactions contemplated hereby), each of the Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

SECTION 6.7. Tax Matters.

(a) Pre-Closing Periods. Texas Cement Company (“TCC”) shall act as the “Partnership Representative” within the meaning of Section 6223 of the Code for the Partnership for each taxable period ending on or prior to the Closing Date and shall arrange for the preparation and filing of all Income Tax Returns for taxable periods ending on or prior to the Closing Date whether filed on, before or after the Closing Date. Such Income Tax Returns shall be prepared and filed in a manner consistent with past practice of the Partnership, and any such Income Tax Returns shall be submitted to HMSC for its review and comment at least thirty (30) days prior to the filing date. HMSC shall provide TCC with any written comments no later than fifteen (15) days after receiving each such Income Tax Return, and, if HMSC does not provide any written comments within fifteen (15) days, HMSC shall be deemed to have accepted such Income Tax Return. The Parties shall attempt in good faith to resolve any dispute with respect to any such Income Tax Return. To the extent any such Income Tax Return reflects a position (including in respect of a new item) that has not been taken by the Partnership with respect to any prior year and could reasonably be expected to materially increase the Tax liability of the Partnership or Purchasers for or with respect to any Post-Closing Tax Period, such Income Tax Return shall not be filed without the consent of Purchasers (not to be unreasonably withheld, delayed or conditioned).

(b) Post-Closing Periods. The Partnership shall prepare and file all other Tax Returns of the Partnership for all taxable periods that include or come after the Closing Date. The Purchaser or one of its Affiliates designated by it shall act as the “partnership representative” within the meaning of Section 6223(a) of the Code, as amended by the Revised Partnership Tax Audit Procedures, for all taxable periods of the Partnership that include or come after the Closing Date.

(c) Straddle Periods. In the case of any Straddle Period, income, gains, losses, deductions, credits and other Tax items shall be allocated, as between Seller[s] and Purchasers, using the interim closing method and the calendar day convention, as described in Treasury Regulation Section 1.706-4 to the extent permitted under applicable Law.

(d) Push-Out Election. If the IRS (or any equivalent state or local Governmental Body) makes an adjustment to an item of income, gain, loss, deduction or credit of the Partnership for any taxable period after 2017 and ending on or before the Closing Date, the Partnership shall timely and properly prepare and submit any forms necessary to make the election to “push out” any adjustments to its partners under Section 6226 of the Code and Sellers shall take any actions necessary to give effect to such election.

(e) Post-Closing Tax Proceedings. Following the Closing, the conduct of any Tax audit or administrative or court proceeding relating to any Income Tax Return of the Partnership for a taxable period ending on or prior to the Closing Date (a “Tax Proceeding”) shall be controlled by TLCC GP; provided, that TLCC GP must control such Tax Proceeding in good faith and with reasonable diligence thereafter to preserve its rights. TLCC GP shall keep HMSC fully and timely informed with respect to the commencement, status and nature of any such Tax Proceeding. TLCC GP shall consider in good faith comments made by HMSC to TLCC GP regarding the conduct of or positions taken in any such Tax Proceeding. HMSC shall, at its sole cost and expense, be entitled to fully participate in any such Tax Proceeding. Each of TLCC GP and HMSC shall have the right to consent to any settlement with respect to (or abandonment of) any such Tax Proceeding (provided such consent cannot be unreasonably withheld, conditioned or delayed). The costs and expenses of the Partnership with respect to any Tax Proceeding, including expenses of and fees for attorneys, accountants and consultants, shall be borne 50% by Purchasers and 50% by Seller[s]. Purchasers (or an Affiliate thereof) shall control in good faith any Tax audit, or administrative or court proceeding of the Partnership other than Tax Proceedings described above (the “Other Tax Proceedings”); provided that Purchasers shall control such Other Tax Proceedings in good faith and with reasonable diligence and keep Seller[s] fully and timely informed with respect to the commencement, status and nature of any such Other Tax Proceeding, Seller shall be entitled to fully participate (at its sole cost and expense) in any such Other Tax Proceeding, and Seller shall have the right to consent to any settlement with respect to (or abandonment of) any such Other Tax Proceeding (provided such consent cannot be unreasonably withheld, conditioned or delayed).

(f) Section 754 Election. Notwithstanding anything in this Agreement to the contrary, the Parties agree that the Partnership shall attach a properly completed election statement pursuant to Section 754 of the Code (and any similar provisions of applicable state, local or non-U.S. Law) to the Partnership’s Tax Returns for its taxable year that includes the Closing Date, to the extent the Partnership does not already have such an election in effect.

(g) Purchase Price Allocation. Seller[s] and Purchasers agree that the sum of the Purchase Price and Seller[s]’ share of the liabilities of the Partnership shall be allocated to and among the assets of the Partnership for U.S. federal income tax purposes in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder. Purchasers shall deliver to Seller[s] an allocation schedule not more than one hundred twenty (120) days after the determination of Final Purchase Price. Seller[s] may propose changes to such allocation schedule within thirty (30) days of its receipt of such schedule from Purchasers, and Seller[s] and Purchasers shall negotiate in good faith to agree on a final allocation schedule not more than 15 days after the determination of Final Purchase Price. If Seller[s] and Purchasers agree on an allocation schedule, none of the Parties shall take any position on any Tax Return or with any taxing authority that is inconsistent with such allocation unless required to do so by applicable Law. If Seller[s] and Purchasers fail to agree on a final allocation schedule, each of them shall be entitled to use its own allocation schedule with respect to the items in dispute on any Tax Return or with any taxing authority.

(h) Cooperation. Seller[s] agree to furnish to the Partnership copies of any books and records in Seller[s]’ possession relating to Taxes of the Partnership. Each Party agrees to furnish or cause to be furnished to Seller[s], upon request, as promptly as practicable, such information and assistance relating to Taxes, including access to Partnership books and records, as is reasonably necessary for the filing of all Tax Returns (including Tax refund claims) the preparation for any audit by any Governmental Authority, the determination of any liability for Taxes and the prosecution or defense of any claim, suit or proceeding relating to any Taxes. The Partnership shall retain all books and records in its possession with respect to Taxes for a period of at least seven (7) years following the Closing Date. Except in connection with a Tax Proceeding being conducted in good faith by a Party that is complying with this Agreement in all material respects with respect to such proceedings, no Party shall execute, submit, deliver or file, by or on behalf of the Partnership, any waiver of any statute of limitations or agreement for the extension of time for the assessment of any Taxes (or any deficiency thereof) for any Tax period ending on or prior to the Closing Date or any Straddle Period with respect to which a material amount of Taxes may be assessed, without the consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed.

(i) Conflicts. Notwithstanding any provision herein to the contrary, to the extent that a provision of this Section 6.7 directly conflicts with any provision of this Agreement, this Section 6.7 shall govern.

SECTION 6.8. Employees and Employee Benefits. Except as provided in the Transition Services Agreement, any employees of the Seller[s] who are performing services for, or are servings as officers of, the Partnership shall cease performing services for, and serving as officers of, the Partnership immediately prior to the Closing Date. Except as otherwise agreed by the Parties, the Partnership and its employees shall cease participating in any employee benefit plans sponsored or maintained by the Seller[s] immediately prior to the Closing Date. The Partnership and the Purchasers shall be solely responsible for any and all liabilities and obligations, whether arising before, on or after the Closing Date, with respect to the employee benefit plans of the Partnership or relating to the employment of any of the Partnership’s employees.

SECTION 6.9. Parent Company Obligations. Eagle shall take all actions on its part (and shall cause its subsidiaries to take all actions on their part) that are required to cause the other Eagle Parties to comply with their obligations under this Agreement. HM shall take all actions on its part (and shall cause its subsidiaries to take all actions on their part) that are required to cause the other HM Part[y/ies] to comply with its obligations under this Agreement.

SECTION 6.10. Nonsolicitation. Except with the prior written consent of the Purchaser, from and after the date hereof and continuing until the first anniversary of the Closing, [each of] the Seller[s] agrees that it shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit, any individual who has been employed by the Partnership within one (1) year prior to the date of such hiring or solicitation; provided, however, this Section 6.10 shall not prevent the Seller[s] or [its/their] Affiliates from hiring or soliciting any employee or former employee of the Partnership who (i) responds, whether directly or through a third party recruiter, to a general solicitation that is a public solicitation of prospective employees and not directed specifically to any Partnership employees or (ii) was terminated by the Partnership, without influence by [any] Seller, prior to any such hiring or solicitation.

SECTION 6.11. Payment of Intercompany Accounts. After the Closing, the Purchasers shall cause the Partnership to pay all Post-Closing Intercompany Obligations to the Seller[s] and their Affiliates in the ordinary course of business and at the same times and in the same manner as they would have been paid if the transactions contemplated by this Agreement had not been consummated.

SECTION 6.12. Bonds and Similar Obligations.. The Partnership has provided a list to each of the Parties setting forth each reclamation or other bond, surety agreement, letter of credit or similar instrument issued or guaranteed by the Seller[s] or any of [its/their] Affiliates to provide a counterparty with assurances as to the obligations of the Partnership. From and after the date hereof, the Purchasers shall use their commercially reasonable efforts to take or cause to be taken all actions necessary to secure the complete release of Seller[s] and [its/their] Affiliates from any such bond, surety agreement, letter of credit or similar instrument. After the Closing and for so long as the Seller[s] or any of [its/their] Affiliates have any liability or obligations under or in respect of any such bond, surety agreement, letter of credit or similar instrument, the Purchaser Parties shall jointly and severally indemnify, defend and hold harmless the Seller[s] and [its/their] Affiliates from and against any Losses that Seller[s] or [its/their]Affiliates suffer, incur or are liable for by reason of or arising out of any such bond, surety agreement, letter of credit or similar instrument.

SECTION 6.13. Transition Services Agreement. At the Purchasers’ election, commencing at the Closing and continuing for up to twelve (12) months, the Parent Company of Seller[s] shall provide, or cause to be provided, to the Partnership certain transition services that are currently provided to the Partnership by the Parent Company of Seller[s], and the Partnership shall agree to compensate such Parent Company for such services, all as more fully set forth in a transition services agreement substantially in the form attached hereto as Exhibit C (the “Transition Services Agreement”), to be entered into by the applicable Parent Company of Seller[s] and the Partnership.

ARTICLE VII
CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF THE PURCHASERS

The obligation of the Purchasers to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the Purchasers in writing) of the following conditions:

SECTION 7.1. Accuracy of Representations and Warranties. Each of the representations and warranties of the Seller[s] contained in Article III shall be true and correct in all material respects as of the Closing.

SECTION 7.2. Performance of Covenants. The Seller[s] shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with by [it/them] prior to or at the Closing Date.

SECTION 7.3. No Order. No Order shall be in effect prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement.

SECTION 7.4. Consummation of Transactions under Outside Purchase Agreement. The closing of the transactions under the Outside Purchase Agreement shall have been consummated substantially concurrently with the Closing.

SECTION 7.5. Material Adverse Effect. There shall not have been since the date of the Put Option Agreement a Material Adverse Effect.

SECTION 7.6. Good Standing Certificate. The Purchasers shall have received a certificate of recent date from the Secretary of State of the State of Delaware with respect to the existence and good standing of [each of] the Seller[s].

SECTION 7.7. Officer’s Certificate. The Purchasers shall have received a certificate of an appropriate officer of [each of] the Seller Parties, dated as of the Closing Date, attesting that:

(a) the representations and warranties of such Seller Party set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects on and as of such specified date); and

(b) such Seller Party has performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by such Seller Party on or before the Closing.

ARTICLE VIII
CONDITIONS PRECEDENT TO
THE OBLIGATIONS OF THE SELLER[S]

The obligation of the Seller[s] to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the Seller[s] in writing) of the following conditions:

SECTION 8.1. Accuracy of Representations and Warranties. Each of the representations and warranties of the Purchasers contained in Article IV shall be true and correct in all material respects as of the Closing Date.

SECTION 8.2. Performance of Covenants. The Purchasers shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required herein to be performed or complied with by them prior to or at the Closing Date.

SECTION 8.3. No Order. No Order shall be in effect prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement.

SECTION 8.4. Consummation of Transactions under Outside Purchase Agreement. The closing of the transactions under the Outside Purchase Agreement shall have been consummated substantially concurrently with the Closing.

SECTION 8.5. Delivery of Purchase Price. The Purchasers shall have delivered the Purchase Price to the Seller[s] in accordance with the provisions of this Agreement.

SECTION 8.6. Good Standing Certificate. The Seller[s] shall have received a certificate of recent date from the Secretary of State of the State of Delaware with respect to the existence and good standing of each of the Purchasers.

SECTION 8.7. Officer’s Certificate. The Seller[s] shall have received a certificate of an appropriate officer of each of the Purchaser Parties, dated as of the Closing Date, attesting that:

(a) the representations and warranties of such Purchaser Party set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects on and as of such specified date); and

(b) such Purchaser Party has performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by such Purchaser on or before the Closing.

ARTICLE IX
TERMINATION

SECTION 9.1. Termination of Agreement. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time before the Closing only as follows:

(a) Mutual Consent. By mutual written consent of the Seller[s] and the Purchasers;

(b) Failure to Close. By the Seller[s] or the Purchasers (by written notice to the other Parties), if at least three business days have elapsed after the scheduled date of the Closing in accordance with Section 2.1, but the other Parties have failed or refused to consummate the transactions contemplated hereby, despite the fact that the conditions to the obligations of such other Parties to consummate such transactions (other than any conditions to be satisfied through the making of payments or the delivery of documents at the Closing) shall have been satisfied;

(c) Agreement Expiration Date. By the Seller[s] or the Purchasers (by written notice to the other Parties), if the Closing has not occurred (i) on or prior to the 18th month anniversary of the date of this Agreement or (ii) prior to or on the date upon which the Outside Purchase Agreement has been terminated without the transactions contemplated thereby having been consummated (the “Agreement Expiration Date”); provided, however, that such Parties may not terminate this Agreement pursuant to this Section 9.1 if the failure of the Closing to occur on or before such date is attributable in whole or in any substantial part to the breach by such Parties of any covenant or obligation of such Parties contained in this Agreement;

(d) Consummation Prohibited. By the Seller[s] or the Purchasers (by written notice to the other Parties), if consummation of the transactions contemplated hereby would violate any final and non‑appealable Order of a Governmental Authority having competent jurisdiction;

(e) Breach by the Seller[s]. By the Purchasers (by written notice to the Seller[s]), if there has been a breach by the Seller[s] of any representation, warranty, covenant or agreement set forth in this Agreement, such that (i) the conditions set forth in Sections 7.1 or 7.2 would not be satisfied if such breach is not cured by the Closing Date and (ii) such breach has not been cured within the earlier of (A) 30 calendar days after receipt by the Seller[s] of notice of breach from the Purchasers or (B) the Agreement Expiration Date; provided, however, that the Purchasers may not terminate this Agreement pursuant to this Section 9.1(e) if the Purchasers are in breach in any material respect of any covenant or obligation contained in this Agreement; or

(f) Breach by the Purchasers. By the Seller[s] (by written notice to the Purchasers) if there has been a breach by the Purchasers of any representation, warranty, covenant or agreement set forth in this Agreement, such that (i) the conditions set forth in Sections 8.1 or 8.2 would not be satisfied if such breach is not cured by the Closing Date and (ii) such breach has not been cured within the earlier of (A) 30 calendar days after receipt by the Purchasers of notice of breach from the Seller[s] or (B) the Agreement Expiration Date; provided, however, that the Seller[s] may not terminate this Agreement pursuant to this Section 9.1(f) if the Seller[s] [is/are] in breach in any material respect of any covenant or obligation contained in this Agreement.

SECTION 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties to this Agreement shall terminate without further liability on the part of any Party to any other Party, except that this Section 9.2 and Article XII shall survive any termination; provided, however, that nothing herein shall relieve a breaching or defaulting party for liability arising from any willful or intentional breach or default by it that takes place prior to the date of termination of this Agreement.

ARTICLE X
INDEMNIFICATION

SECTION 10.1. Survival. The representations and warranties in Sections 3.1, 3.2, 3.4, 4.1 and 4.2 shall survive indefinitely. All other representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall continue in effect for a period of six years from the date of this Agreement. The covenants and agreements of the Parties contained in this Agreement (other than the covenants and agreements contained in this Article X) shall survive the Closing and continue in effect until such covenants and agreements have been fully performed by the applicable Party or Parties or have expired in accordance with their own terms. The provisions of this Article X, as they relate to specific representations, warranties, covenants and agreements of the Parties contained in this Agreement, shall continue in effect until 90 days after the applicable Survival Expiration Date for such representations, warranties, covenants and agreements; provided, however, that, if an Indemnified Party delivers a written request for indemnification to an Indemnifying Party prior to the Survival Expiration Date for such representations, warranties, covenants and agreements, which request states the nature of the claim and provides a brief description of the basis therefor, such provisions shall continue in force and effect beyond the Survival Expiration Date, solely for the benefit of the Indemnified Party delivering such request and solely with respect to the Claim covered by such request. As used herein, the term “Survival Expiration Date” means, in the case of any representation, warranty, covenant or agreement, the date upon which such representation, warranty, covenant or agreement ceases to be in full force and effect in accordance with the provisions of this Section 10.1.

SECTION 10.2. Indemnification by the Seller Parties. The Seller Parties shall jointly and severally indemnify and hold harmless the Purchaser Parties and their Affiliates and their respective Representatives (the “Purchaser Indemnified Parties”) from and against any and all Claims, judgments, settlements, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, costs and expenses (“Losses”) incurred by or imposed upon such Purchaser Indemnified Party to the extent that such Losses arise from or are based upon (i) a breach by any Seller Party of any representation or warranty made by it in this Agreement or any of the Additional Transaction Documents or (ii) a breach by any Seller Party of any covenant or agreement of such Seller Party contained in this Agreement or any of the Additional Transaction Documents. Notwithstanding anything to the contrary contained herein, in no event shall the obligation of the Seller Parties to indemnify the Purchaser Indemnified Parties pursuant to this Section 9.2 exceed an amount equal to the Purchase Price (except that this limitation shall not affect in any manner the right of the Purchasers to seek or obtain any remedy available at law or in equity in respect of (i) a breach or violation by the Seller[s] of [its/their] obligations under Section 6.4 or (ii) a failure to observe or comply with the terms of the Seller Party Release executed by the Seller[s] at Closing).

SECTION 10.3. Indemnification by the Purchaser Parties. The Purchaser Parties shall jointly and severally indemnify and hold harmless the Seller Parties and their Affiliates and their respective Representatives (the “Seller Indemnified Parties”) from and against any Losses incurred by or imposed upon the Seller Indemnified Parties to the extent that such Losses arise from, are based upon or are the result of (i) any liability incurred by or imposed on a Seller Indemnified Party in its capacity as a general partner of the Partnership, (ii) a breach by any Purchaser Party of any representation or warranty made by it in this Agreement or any of the Additional Transaction Documents or (iii) a breach by any Purchaser Party of any covenant or agreement of such Purchaser Party contained in this Agreement or any of the Additional Transaction Documents. Notwithstanding anything to the contrary contained herein, in no event shall the obligation of the Purchaser Parties to indemnify the Seller Indemnified Parties pursuant to this Section 10.3 exceed an amount equal to the Purchase Price (except that this limitation shall not affect in any manner the right of the Seller[s] to seek or obtain any remedy available at law or in equity in respect of a failure to observe or comply with the terms of the Purchaser Party Release executed by the Purchasers at Closing).

SECTION 10.4. Third-Party Claims; Procedure. The obligations of the Parties provided for in Section 10.2 and 10.3, as applicable, with respect of Claims made or asserted by a third party (“Third-Party Claims”) shall be performed in accordance with the following procedures:

(a) Promptly after receipt by the Indemnified Party of notice of a Third-Party Claim or the commencement of any Legal Proceeding involving such a Claim that could reasonably be expected to give rise to any Losses against which the Indemnified Party expects to seek indemnification under this Article X, the Indemnified Party shall deliver to the Indemnifying Party a written notice which shall state the nature of the Third-Party Claim and a brief description of the alleged basis therefor and provide a reasonably detailed statement of the facts required in order for the Indemnifying Party to evaluate the Third-Party Claim and decide whether to assume the defense thereof; provided, however, that the failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure, including as a result of the incurrence of additional Losses by the Indemnifying Party or the forfeiture of substantive rights or defenses that would otherwise be available in the defense of such Third-Party Claim.

(b) If a Legal Proceeding is commenced by a third party against an Indemnified Party and it gives notice to the Indemnifying Party in accordance with paragraph (a) above, the Indemnifying Party shall be entitled to assume the defense of such Legal Proceeding at the expense of the Indemnifying Party with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such Legal Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel at the expense of the Indemnifying Party shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such Legal Proceeding with counsel reasonably satisfactory to the Indemnified Party within a reasonable period after receipt by it of the notice referred to in paragraph (a) above (unless such failure is due to the Indemnified Party failing or refusing to acknowledge that the Indemnifying Party is entitled to assume the defense thereof) or (iii) the named parties to any such Legal Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there is one or more legal defenses available to it that are in conflict in any material respect with those available to the Indemnifying Party such that an assertion of such legal defenses by the Indemnifying Party on behalf of the Indemnified Party could reasonably be expected to result in material prejudice to the Indemnified Party. If clause (ii) or (iii) above are applicable in the case of any Legal Proceeding, then (notwithstanding the first sentence of this paragraph (b)) the Indemnifying Party shall not be entitled to assume the defense of the such Legal Proceeding, and the Indemnified Party shall conduct the defense thereof at the expense of the Indemnifying Party; provided, however, that, in any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Party. Except as provided in clause (i), (ii) or (iii) above, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of any Legal Proceeding, the Indemnifying Party shall not be liable to the Indemnified Party for any attorney’s fees or other costs or expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

(c) The Indemnifying Party shall not, without the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Legal Proceeding in respect of which indemnification is being sought by such Indemnified Party hereunder (whether or not the Indemnified Party is an actual or potential party to such Legal Proceeding) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such Legal Proceeding. An Indemnified Party shall not compromise or consent to the entry of any judgment with respect to any pending or threatened Legal Proceeding in respect of which indemnification is being sought by the Indemnified Party hereunder, without the prior written consent of the Indemnifying Party.

SECTION 10.5. Other Claims; Procedure. If an Indemnified Party desires to seek indemnification for a Claim that is not a Third-Party Claim, the Indemnified Party shall deliver a written notice to the Indemnifying Party with respect to such Claim as promptly as reasonably practicable after it determines that it will seek indemnification against Losses arising therefrom, which notice shall state the nature of the Claim and provide a brief description of the basis therefor and provide a reasonably detailed statement of the facts required in order for the Indemnifying Party to evaluate the Claim. Upon delivery of such notice, the Parties shall, to the extent that they do not agree as to the applicability of this Article X to the relevant Losses, attempt in good faith to resolve their differences for a period of 60 days and if the Parties are unable to resolve their differences within such period, either Party may submit the matter to for resolution by appropriate Legal Proceedings in accordance with the provisions of Section 12.9.

SECTION 10.6. Reliance The rights of an Indemnified Party to indemnification for breaches of the representations and warranties of any other Parties set forth in this Agreement are part of the basis of the bargain contemplated by this Agreement, and such rights to indemnification shall not be affected or waived by virtue of, and the Indemnified Party shall be deemed to have relied upon the representations and warranties of such other Parties set forth in this Agreement notwithstanding any knowledge acquired (or capable of being acquired) by any Indemnified Party of any untruth of any such representation or warranty of such other Parties set forth in this Agreement, regardless of whether such knowledge was obtained (or was capable of being obtained) through the investigation by such Indemnified Party or through disclosure by such other Parties or any other Person, and regardless of whether such knowledge was obtained before, at or after the Closing.

SECTION 10.7. Exclusive Remedy. Unless otherwise prohibited by applicable Law (pursuant to statutory or other provisions that cannot be waived by the Parties), from and after the Closing, the remedies of the Parties specifically provided for in Article X shall be the sole and exclusive remedies available to the Parties for all matters covered or contemplated by this Agreement; provided, however, that nothing herein shall limit the right of any Party (i) to seek specific performance or injunctive relief in connection with a breach by another Party of its covenants or agreements under this Agreement that are to be performed after the Closing or (ii) to seek any remedy available at law or in equity in respect of a failure on the part of any Party to observe or comply with the terms of the Seller Party Release or Purchaser Party Release, as applicable, executed by such Party at Closing. Without limiting the generality of the foregoing, the Purchasers shall not seek any indemnification, contribution, repayment or other remedy or recourse against the Seller[s] directly or indirectly (whether by asserting a Claim against the Seller or [its/their] Affiliates or Representatives or otherwise) with respect to any matter relating to the Partnership or it business, operations, properties or assets or the subject matter of this Agreement (whether on the basis of a claim sounding in tort, contract, statute or otherwise) outside of the provisions of this Article X.

ARTICLE XI
DEFINITIONS

SECTION 11.1. Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Accounting Principles” means the accounting principles, practices and methodologies used in the preparation of the latest audited balance sheet of the Partnership issued to its Partners prior to the date of this Agreement and, to the extent not inconsistent therewith, consistent with past practice of the Partnership prior to the Closing Date.

“Additional Transaction Documents” means, with respect to any Party, the agreements, certificates, documents and instruments (including any release) executed or to be executed by such Party in connection with the consummation of the transactions contemplated by this Agreement.

“Adverse Claim” means, with respect to any security or other financial instrument, an “adverse claim” as defined in Section 8.102(a)(1) of the Uniform Commercial Code as in effect in the State of Texas.

“Affiliate” has the meaning set forth in the Partnership Agreement.

“Assignment” means an Assignment of Limited Partnership Interest, in the form attached hereto as Exhibit A, to be executed by the Seller[s] in favor of the Purchasers.

“Claim” means any claim, demand or cause of action or any request for any remedy or relief of any kind, including any of the foregoing that may be asserted or may arise in a Legal Proceeding.

“Closing Credit Agreement Amount” means the amount required to be paid to JPMorgan on the Closing Date in order to repay all outstanding principal of and interest accrued on, and prepayment penalties or fees or other amounts owing in respect of, the Indebtedness of the Partnership and to terminate the obligations of the Partnership under the Credit Agreement, as determined by the Partnership based a written confirmation obtained from JPMorgan.

“Closing Debt” means all Indebtedness of the Partnership outstanding as of the Effective Time (determined without duplication in accordance with the Accounting Principles and without giving effect to any repayment of Indebtedness or Indebtedness incurred in connection with the Closing).

“Closing Intercompany Amount” means the net amount equal to (i) the intercompany obligations owing by the Partnership to the Seller[s] and [its/their] Affiliates that is outstanding as of the Effective Time, as calculated in accordance with the Accounting Principles, minus (ii) the intercompany obligations owing by the Seller[s] and [its/their] Affiliates to the Partnership that is outstanding as of the Effective Time, as calculated in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written contract, agreement, indenture, note, bond, loan, lease, conditional sale contract, mortgage or insurance policy.

“Court” means any court exercising judicial powers and authorities established and functioning under the Laws of any nation or state, or any political subdivision thereof, including the United States of America or any of its states or territories.

“Covered Person” means any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was an officer,

employee or agent of the Partnership or a representative on the Management Committee or (ii) while an officer, employee or agent of the Partnership or a representative on the Management Committee, is or was serving at the request of the Partnership as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

“Credit Agreement” means the Credit Agreement, dated as of December 19, 2022, by and between the Partnership, as the borrower, and JPMorgan, as amended from time to time.

“Electronic Transmission” means any form of electronic communication (such as facsimile transmission or email) that is generally accepted as a means of communication in business matters and transactions and that (i) creates a record that may be retained, retrieved, and reviewed by the recipient and (ii) may be directly reproduced in paper form by the recipient through an automated process.

“Enforceability Exceptions” means, with reference to the enforcement of the terms and provisions of this Agreement or any Additional Transaction Document, that the enforcement thereof is or may be subject to the effect of (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar Laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity) and the exercise of equitable powers by a court of competent jurisdiction.

“Entity” means any corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

“Equity Securities” means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable or exercisable for any such capital stock, (ii) with respect to any partnership, all partnership interests (including interests of general and limited partners), units, participations or other equivalents of partnership interests of such partnership, however designated, and any warrants, options or other rights to purchase or acquire any such partnership interests and any securities convertible into or exchangeable or exercisable for any such partnership interests, and (iii) with respect to any limited liability company, all limited liability company or members interests, units, participations or other equivalents of limited liability company or membership interests of such limited liability company, however designated, and any warrants, options or other rights to purchase or acquire any such limited liability company or membership interests and any securities convertible into or exchangeable or exercisable for any such limited liability company or membership interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees, costs and expenses, including, in the case of any Legal Proceeding or Claim in respect of which indemnification is to be provided hereunder, any reasonable out-of-pocket fees, costs and expenses incurred in connection with defending any such Legal Proceeding or Claim (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, expert witnesses, accountants and other professionals).

“Final Partnership Cash” means Partnership Cash, as finally determined in accordance with the provisions of Section 1.3.

“Final Working Capital” means Net Working Capital as of the Effective Time, but without taking into account the effect of any actions (including the transfer of any current assets or incurrence of current liabilities) by or at the direction of the Purchasers on the Closing Date after the Closing, as finally determined in accordance with the provisions of Section 1.3.

“Governmental Authority” means any nation or government, any state, city, municipality or political subdivision thereof, any federal or state court and any other agency, body, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“HMSC” means HM Southeast Cement LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of HM.

“Income Tax Return” means any federal, state or local Tax Return reporting income, profits or losses of the Partnership on a pass-through or flow-through basis (and, for the avoidance of doubt, shall not include Texas franchise Tax Returns).

“Indebtedness” of any Person means, without duplication, (i) indebtedness of such Person for money borrowed, (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (iii) obligations under leases that are, in accordance with United States generally accepted accounting principles (“GAAP”), recorded as finance leases (excluding obligations for “operating leases”, as defined under GAAP), and (iv) any accrued and unpaid interest and, to the extent due and payable, prepayment and redemption premiums or penalties (if any) required to be paid in connection with the repayment of the indebtedness described in clauses (i) and (ii) if and when such indebtedness is to be repaid in accordance with the provisions of this Agreement.

“Indemnified Party” means a Seller Indemnified Party or a Purchaser Indemnified Party.

“Indemnifying Party” means the Party from whom an Indemnified Party is entitled to indemnification under the terms of this Agreement.

“JPMorgan” means JPMorgan Chase Bank, N.A., in its capacity as lender under the Credit Agreement.

“Knowledge” means the actual knowledge of [________], after reasonable inquiry of [his/her] direct reports.

“Law” means any applicable law, statute, ordinance, rule, code or regulation of any Governmental Authority.

“Legal Proceeding” means any judicial, administrative or arbitral action, suit or proceeding (public or private) by or before any Court or Governmental Authority or arbitration tribunal.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, attachment or levy of any kind.

“Management Committee” has the meaning set forth in the Partnership Agreement.

“Material Adverse Effect” means any event, circumstance, development, occurrence, effect or change that (i) is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Partnership, taken as a whole, and (ii) threatens, or would reasonably be expected to threaten, the viability of the Partnership as a going concern or affects, or would reasonably be expected to affect, in a material and adverse manner the earnings potential of the Partnership over the long-term (consisting of not less than five years), in each case excluding any event, circumstance, development, occurrence, effect or change to the extent arising or resulting from (a) changes, developments or conditions in general economic or political conditions in the United States or the Market Area (as defined in the Partnership Agreement), including in the financial, debt, credit, capital or securities markets, including changes in interest rates, (b) changes generally affecting the industries in which the Partnership operates or business conditions generally in the United States or the Market Area, (c) changes or proposed changes in Laws or interpretations thereof or regulatory conditions or any changes in the enforcement thereof, including changes in tax law, interpretations and regulations after the date hereof, (d) changes or proposed changes in accounting standards or interpretations thereof, (e) acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, (f) weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, floods or other natural disasters or other comparable events), (g) pandemics or public health emergencies (including the COVID-19 pandemic), (h) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, with employees, labor unions, financing sources, customers, suppliers, distributors, regulators, partners or other Persons, (i) any failure of the Partnership to meet, with respect to any period or periods, any internal or published projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts or basis for such failure to meet projections, forecasts, estimates of earnings or revenues or business plans, which may be taken into account in determining whether there has been a Material Adverse Effect to the extent not otherwise falling within any of the other exceptions set forth in clauses (a) through (h) hereof) or (j) any action taken by the Parties with respect to the Partnership that is expressly required by this Agreement or any action taken or omitted to be taken by the Partnership at the written request of the Purchasers; provided, however, that if any event, circumstance, development, occurrence, fact, condition, effect or change described in any of clauses (a) through (g) has a disproportionate effect on the Partnership relative to other participants in the industries in which the Partnership operates, the incremental disproportionate effect (i.e., the incremental portion thereof that exceeds the effect generally experienced by such other participants) shall be taken into account in determining whether there has been Material Adverse Effect.

“Net Working Capital” means the current assets of the Partnership (including inventory and accounts receivable, but excluding Partnership Cash), less the current liabilities of the Partnership (excluding current maturities of and other items included in Indebtedness), in each case as of the Effective Time, consistent with the Net Working Capital illustration on Exhibit F.

“Order” means any order, judgment, injunction, ruling or decree of any Court or Governmental Authority.

“Organizational Documents” means (i) in the case of any Person organized as a corporation, the certificate or articles of incorporation of such corporation, (ii) in the case of any Person organized as a limited liability company, the certificate of formation or organization and the limited liability company agreement, operating agreement or regulations of such limited liability company, (iii) in the case of any Person organized as a limited partnership, the certificate of limited partnership and partnership agreement of such limited partnership, (iv) in the case of any Person that is a trustee of a trust, the trust agreement, declaration of trust or articles of trust of such trust and (v) in the case of any other Person, all constitutive or organizational documents of such Person which address matters relating to the business and affairs of such Person similar to the matters addressed by the documents referred to in clauses (i) through (iv) above in the case of Persons organized as corporations, limited liability companies or limited partnerships or trusts.

“Outside Purchase Agreement” means the [Purchase Agreement], dated as of [●], by and [between/among] [●].

“Partners” has the meaning set forth in the Partnership Agreement.

“Partnership Cash” means, as of the Effective Time, all cash and cash equivalents reflected on the financial books and records of the Partnership, determined without duplication in accordance with the Accounting Principles and without taking into account any actions (including any use of cash or cash equivalents) by or at the direction of the Purchasers on the Closing Date after the Closing.

“Partnership Percentage Interests” has the meaning set forth in the Partnership Agreement.

“Permit” means any permit, license, registration, or authorization issued by a Governmental Authority.

“Person” means any natural person or Entity.

“Post-Closing Intercompany Obligations” means the obligation of the Partnership to pay any intercompany obligations relating to periods prior to the Effective Time that are not included in the Closing Intercompany Amount, including obligations of the type described in the Accounting Principles that are contingent or not determinable as of the Closing Date.

“Post-Closing Tax Period” means any taxable period of the Partnership (or portion thereof) that begins after the Closing Date.

“Purchaser Parties” means the Purchasers and the Parent Company that is an Affiliate of the Purchaser (which is [●]).

“Representatives” means, with respect to any Person, the directors, officers, managers, members, shareholders, advisors, independent accountants and other agents and representatives of such Person and its Affiliates.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Seller Parties” means the Seller[s] and the Parent Company that is an Affiliate of the Seller[s] (which is [●]).

“Straddle Period” shall mean a taxable period that begins on or before and ends after the Closing Date.

“Target Net Working Capital” means an amount equal to the average Net Working Capital of the Partnership over the period of 12 months preceding the date of execution of this Agreement, which shall be calculated by totaling the Net Working Capital at the end of each such month during such period and dividing the total by 12.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable Law relating to any Tax, including any amendment thereof or attachment thereto.

“Transition Services Agreement” means the transition services agreement substantially in the form of Exhibit C.

“TLCC GP” means TLCC GP LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of Eagle.

“TLCC LP” means TLCC LP LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of Eagle.

SECTION 11.2. Additional Definitions. Each of the terms set forth below has the meaning set forth in the provision set forth opposite such term in the following table:

Term	Provision
Accounting Firm	Section 1.3(d)
Additional HM Purchaser	Recitals
Agreement	Preamble
Agreement Expiration Date	Section 9.1(c)
Books and Records	Section 6.5
Closing	Section 2.1
Closing Date	Section 2.1
Closing Debt Amount	Section 1.2(a)(i)(B)
Confidential Information	Section 6.4(a)
Disputed Item	Section 1.3(b)
Eagle	Preamble
Eagle Parties	Preamble
Effective Time	Section 2.5
Estimated Partnership Cash	Section 1.2(a)(i)(A)
Estimated Working Capital	Section 1.2(a)(i)(C)
Final Adjustment Amount	Section 1.3(a)
Final CFO Certificate	Section 1.3(a)
Final Payment	Section 1.3(e)
HM	Preamble
HM Parties	Preamble
HMSC Put Option	Recitals
Initial Adjustment Amount	Section 1.2(b)
Initial Adjustment Statement	Section 1.2(a)(i)
Initial Purchase Price	Section 1.2(b)
Losses	Section 10.2
Negotiation Period	Section 1.3(c)
Objection Date	Section 1.3(b)
Objection Notice	Section 1.3(b)
Other Tax Proceeding	Section 6.7(f)
Parent Companies	Preamble
Parties	Preamble
Partnership	Recitals
Partnership Agreement	Recitals
Purchase Price	Section 1.3(g)
Purchasers	Preamble
Purchaser Indemnified Parties	Section 10.2
Purchaser Party Release	Section 2.3(d)
Put Option Agreement	Recitals
Record Retention Period	Section 6.5

Term	Provision
Seller[s]	Preamble
Seller Indemnified Parties	Section 10.3
Seller Party Release	Section 2.2(c)
Subject Partnership Interests	Recitals
Survival Expiration Date	Section 10.1
Surviving Indemnification Rights	Section 6.2
Tax Proceeding	Section 6.7(e)
Third-Party Claims	Section 10.4
TLCC Partners	Recitals
TLCC Put Option	Recitals

ARTICLE XII
GENERAL

SECTION 12.1. Amendments. This Agreement may only be amended by an instrument in writing executed by each of the Parties hereto.

SECTION 12.2. Waivers. Compliance with or observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the Party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

SECTION 12.3. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, by hand or by Electronic Transmission, to the Parties at the following addresses (or at such other address for a Party as shall be specified in a notice delivered by such Party pursuant to this Section 12.3).

If to any of the HM Parties, to:

c/o Heidelberg Materials US, Inc.
300 East John Carpenter Freeway
Suite 1800
Irving, TX 75062

Attention: General Counsel
Email: carol.lowry@heidelbergmaterials.com

With a copy (which shall not constitute effective notice) to:

c/o Heidelberg Materials US, Inc.
300 East John Carpenter Freeway
Suite 1800
Irving, TX 75062
Attention: Vice President – Strategy & Development
Email: francois.perrin@heidelbergmaterials.com

If to any of the Eagle Parties, to:

c/o Eagle Materials Inc.
5960 Berkshire Lane
Suite 900
Dallas, Texas 75225
Attention: General Counsel
email: mnewby@eaglematerials.com

With a copy (which shall not constitute effective notice) to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attention: Geoffrey L. Newton
Email: geoffrey.newton@bakerbotts.com

SECTION 12.4. Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of the Parties, their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other Parties; provided, however, that the Purchasers may assign this Agreement and their rights and obligations hereunder to one or more Affiliates of the Purchasers without the written consent of any other Parties (it being understood that the Purchasers may assign its rights to acquire a portion of the Subject Partnership Interests to one Affiliate of the Purchasers and the remainder of the Subject Partnership Interests to another Affiliate of the Purchasers), but in the event of any such assignment the Purchasers shall remain directly liable and responsible for the payment and performance for all their obligations under this Agreement (as fully and to the same extent as if such assignment had not occurred).

SECTION 12.5. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves substantially the same objective.

SECTION 12.6. Entire Agreement. This Agreement (together with the Exhibits hereto and the Additional Transaction Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the Parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith. All Exhibits attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

SECTION 12.7. Governing Law. This Agreement (together with Claims arising with respect to the transactions contemplated hereby) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be fully performed in such state, without giving effect to any choice of law rules that may require the application of the laws of any other state or jurisdiction.

SECTION 12.8. Remedies. Each of the Parties acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other Parties and (ii) the other Parties would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek preliminary and permanent injunctive relief to prevent or remedy breaches, or seek appropriate relief in the event of a threatened breach, of and to enforce specifically the terms and provisions of this Agreement by other Parties without the necessity of proving actual damages or of posting any bond, which rights shall be cumulative and in addition to any other remedy to which the Parties may be entitled hereunder or at law or equity.

SECTION 12.9. Choice of Forum; Submission to Jurisdiction. Each of the Parties hereby irrevocably agrees that any Legal Proceeding with respect to this Agreement and the rights and obligations of the Parties arising hereunder or in connection with the transactions contemplated hereby shall be brought and determined exclusively in the Delaware Chancery Court or, if such court lacks jurisdiction, in any other federal or state courts located in the State of Delaware and in any federal or state appellate court therefrom. Each of the Parties hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Legal Proceeding with respect to this Agreement, (a) any Claim that it is not personally subject to the jurisdiction of the above named courts, (b) any Claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any Claim that (i) a Legal Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Legal Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Parties hereby consents to service being made through the notice procedures set forth in Section 12.3 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 12.3 shall be effective service of process for any Legal Proceeding in connection with this Agreement or the transactions contemplated hereby.

SECTION 12.10. Waiver of Jury Trial. Each of the Parties knowingly, intentionally and voluntarily with and upon the advice of competent counsel irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or relating to this Agreement and the rights and obligations of the Parties arising hereunder or in connection with the transactions contemplated hereby.

SECTION 12.11. Expenses. Except as expressly provided in this Agreement, each of the Parties shall bear its own expenses (including fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the Additional Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

SECTION 12.12. Release of Information. The Parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by any Party without prior consultation with, and agreement of, the other Parties, except that any Party shall be allowed to disclose information concerning this Agreement and the transactions contemplated hereby to the extent required pursuant to the disclosure obligations of such Party or its Affiliates under the Exchange Act or any other applicable securities laws or the rules promulgated thereunder.

SECTION 12.13. Certain Construction Rules. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a “Section,” “Article” or “Exhibit” shall be deemed to refer to a section or article of this Agreement or an exhibit attached to this Agreement. The words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. If a conflict arises between the terms and provisions of the Put Option Agreement and the terms and provisions of this Agreement, then the terms and provisions of this Agreement shall control.

SECTION 12.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the Parties, notwithstanding that all the Parties are not signatories to the same counterpart.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

EAGLE PARTIES:

EAGLE MATERIALS INC.

By:
Name:
Title:

TLCC GP LLC

By:
Name:
Title:

TLCC LP LLC

By:
Name:
Title:

Signature Page to Interest Purchase Agreement

HM PARTIES:

[HEIDELBERG MATERIALS]

By:
Name:
Title:

HM SOUTHEAST CEMENT LLC

By:
Name:
Title:

Signature Page to Interest Purchase Agreement

EXHIBIT A

FORM OF ASSIGNMENT

ASSIGNMENT

OF

PARTNERSHIP INTEREST

This ASSIGNMENT OF PARTNERSHIP INTEREST (this “Assignment”) is executed as of [●][●], 202[●], by and among (a) [●], a [●] and [●], a [●] (the “Assignor[s]”) and (b) [●], a [●] and [●], a [●] (the “Assignees”).

W I T N E S S E T H:

WHEREAS, Assignor[s] [is/are] [a] partner[s] of Texas Lehigh Cement Company LP, a Texas limited partnership (the “Partnership”), and [is/are] [a] [party/parties] to the Limited Partnership Agreement of Texas Lehigh Cement Company LP, dated October 1, 2000, as amended by (i) Amendment No. 1 to Agreement of Limited Partnership, dated as of October 2, 2000, (ii) Amendment No. 2 to Agreement of Limited Partnership, dated as of January 1, 2019 and (iii) Amendment No. 3 to Agreement of Limited Partnership, dated as of September 30, 2019 (as so amended, the “Partnership Agreement”);

WHEREAS, Assignor[s] [in the aggregate] own[s] 50% of the outstanding Partnership Percentage Interests (as defined in the Partnership Agreement) in the Partnership (the “Assignor Interests”); and

WHEREAS, Assignor[s] desire[s] to sell, assign and transfer to Assignees, and Assignees are willing to acquire and accept from Assignor[s], the Assignor Interests, as contemplated by that certain Interest Purchase Agreement, dated as of [●][●], 202[●] (the “Interest Purchase Agreement”), among Assignor[s], Assignees and the other parties thereto; and

NOW, THEREFORE, FOR VALUE RECEIVED, effective as of the Effective Time (as defined in the Interest Purchase Agreement), Assignor[s] [does/do] hereby sell, assign and transfer the Assignor Interests to the Assignees and their successors, TO HAVE AND TO HOLD the same for its and their own use forever (it being understood that by this instrument Assignor[s] [does/do] hereby assign a 0.1% Partnership Percentage Interest to [●] and a 49.9% Partnership Percentage Interest to [●]). In addition, after giving effect to the sale, assignment and transfer of the Assignor Interests, Assignors [does/do] hereby withdraw as a partner of the Partnership and acknowledge[s] and agree[s] that [it/they] [does/do] not own or have any interests whatsoever in any Equity Securities of the Partnership.

This Assignment is being executed in accordance with the terms and conditions of the Interest Purchase Agreement. Nothing in this Assignment is intended to or shall limit or modify the rights or obligations of Assignor[s] or Assignees under the Interest Purchase Agreement.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

[ASSIGNOR No. 1],

a [•]

By:

Name:

Title:

[ASSIGNOR No. 2],

a [•]

By:

Name:

Title:

[ASSIGNEE No. 1],

a [•]

By:

Name:

Title:

[ASSIGNEE No. 2],

a [•]

By:

Name:

Title:

EXHIBIT B

FORM OF SELLER PARTY RELEASE

RELEASE

This RELEASE, executed as of [●] [●], 202[●] (the “Release”), by [●], a [●] and [●], a [●] (the “Seller[s]”), and [●], a [●] corporation (the “Parent Company” and, together with the Seller[s], the “Releasing Parties”), in favor of Texas Lehigh Cement Company LP, a Texas limited partnership (the “Partnership”) and [●], a [●] and [●], a [●] (the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Releasing Parties, the Purchasers and certain other parties have entered into the Interest Purchase Agreement, dated as of [●][●], 202[●] (the “Interest Purchase Agreement”), pursuant to which the Seller[s] [is/are] selling, assigning and transferring the Subject Partnership Interests to the Purchasers;

WHEREAS, Section 2.2(c) of the Interest Purchase Agreement provides that, at the Closing of the transactions contemplated by such agreement, the Releasing Parties will execute and deliver this Release; and

WHEREAS, capitalized terms used herein without definition shall have the respective meanings set forth in the Interest Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Release. To the fullest extent permitted by Law, effective upon the Closing, the Releasing Parties do hereby release, acquit and forever discharge the Partnership and the Purchasers and their respective past and present Affiliates and Representatives (collectively, the “Released Parties”) from all Claims or rights to recover Losses arising prior to or on the date hereof or after the date hereof based on events, matters, circumstances or transactions existing or occurring prior to or on the date hereof, as a result of or based upon (i) the ownership by any Releasing Parties of any Equity Securities of the Partnership (including, but not limited to, any related right to receive distributions from the Partnership), (ii) the obligations of the Released Parties under the Partnership Agreement or any other contracts or arrangements to which they are parties relating to the Partnership or its business or (iii) to the extent not covered by clauses (i) through (ii) above, any other matter relating directly or indirectly to the actual or prospective business, operations, assets, liabilities, results of operation or financial condition of the Partnership; provided, however, that the Releasing Party does not release, acquit or discharge any of the Released Parties from (a) any Claims or rights to recover Losses arising under the express terms of the Interest Purchase Agreement or any of the Additional Transaction Documents (b) the obligations of the Partnership to pay for services provided by the Releasing Parties or their Affiliates pursuant to Section 5.9 of the Partnership Agreement based on the actual cost to the entity providing such services, or (c) obligations of the Partnership or any

COMMENTS \* Upper \* MERGEFORMAT -1-

Partners in respect of the Surviving Indemnification Rights. The scope of the release provided for in this paragraph 1 is limited to the express terms hereof and shall not extend or apply to any Persons other than the Released Parties and (subject to paragraph 4 below) their successors and assigns or to any Claims or rights to recover Losses other than those described in this paragraph 1.

2. No Assignment of Claims. The Releasing Parties hereby represent and warrant that they have not assigned to any Person any of the Claims or rights to recover Losses of the type released by it pursuant to paragraph 1 above.

3. Parties in Interest. This Release shall be binding upon the Releasing Parties and shall inure solely to the benefit of the Released Parties and their respective successors, legal representatives and permitted assigns. Nothing in this Release, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Release, and no such other Person shall be deemed a third party beneficiary under or by reason of this Release.

4. Assignment. Neither this Release nor any rights or obligations hereunder may be assigned or otherwise transferred (whether by operation or law or otherwise) without the written consent of the other party or parties hereto.

5. Entire Agreement. This Release, together with the Interest Purchase Agreement and the other Additional Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Release, the Interest Purchase Agreement and/or the other Additional Transaction Documents.

6. Incorporation of Terms. The following provisions of the Interest Purchase Agreement are hereby incorporated into and specifically made applicable to this Release with respect to the Releasing Parties and the Released Parties (provided, that, in construing such incorporated provisions, (i) any reference to “Seller[s]” shall be deemed to refer to the Releasing Parties, (ii) any reference to “Purchasers” shall be deemed to refer to the Released Parties, (iii) any reference to the “Parties” shall be deemed to refer to the parties to this Agreement, and (iv) any reference to “this Agreement” shall be deemed to refer to this Release):

Section 12.5 Severability

Section 12.7 Governing Law

Section 12.8 Remedies

Section 12.9 Choice of Forum; Submission to Jurisdiction
Section 12.10 Waiver of Jury Trial

Section 12.14 Counterparts

COMMENTS \* Upper \* MERGEFORMAT -2-

In the event there is any inconsistency or conflict between a provision of this Release and any incorporated provision of the Interest Purchase Agreement, the provisions of this Release shall control.

COMMENTS \* Upper \* MERGEFORMAT -3-

IN WITNESS WHEREOF, the parties have caused this Release to be executed as of the date first above written.

RELEASING PARTIES:

[SELLER[S]],

a [•]

By:

Name:

Title:

[PARENT COMPANY],

a [•]

By:

Name:

Title:

PARTNERSHIP:

TEXAS LEHIGH CEMENT COMPANY LP,

a Texas limited partnership

By: [•],

its general partner

By:

Name:

Title:

[PURCHASERS],

a [•]

By:

Name:

Title:

COMMENTS \* Upper \* MERGEFORMAT

EXHIBIT C

FORM OF TRANSITION SERVICES AGREEMENT

(Attached)

COMMENTS \* Upper \* MERGEFORMAT

EXHIBIT D

FORM OF PURCHASER PARTY RELEASE

RELEASE

This RELEASE, executed as of executed as of [●] [●], 202[●] (the “Release”), by [●], a [●] and [●], a [●] (the “Purchasers”), and [●], a [●] corporation (the “Parent Company”) and Texas Lehigh Cement Company LP, a Texas limited partnership (the “Partnership” and, together with the Purchasers and the Parent Company, the “Releasing Parties”), in favor of [●], a [●] and [●], a [●] (the “Seller[s]”).

W I T N E S S E T H:

WHEREAS, the Releasing Parties, the Seller[s] and certain other parties have entered into the Interest Purchase Agreement, dated as of [●][●], 202[●] (the “Interest Purchase Agreement”), pursuant to which the Seller[s] [is/are] selling, assigning and transferring the Subject Partnership Interests to the Purchasers;

WHEREAS, Section 2.3(d) of the Interest Purchase Agreement provides that, at the Closing of the transactions contemplated by such agreement, the Releasing Parties will execute and deliver this Release; and

WHEREAS, capitalized terms used herein without definition shall have the respective meanings set forth in the Interest Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Release. To the fullest extent permitted by Law, effective upon the Closing, each of the Releasing Parties does hereby release, acquit and forever discharge the Seller[s] and [its/their] respective past and present Affiliates and Representatives (collectively, the “Released Parties”) from all Claims and rights to recover Losses arising prior to or on the date hereof or arising after the date hereof, based on events, matters, circumstances or transactions existing or occurring prior to or on the date hereof, as a result of or based upon (i) the ownership by the Seller[s] of any Equity Securities of the Partnership, (ii) the obligations of the Released Parties under the Partnership Agreement (including, but not limited to, any obligations to make capital contributions to the Partnership or to make any other payments to the Partnership) or any other contracts or arrangements to which they are parties relating to the Partnership or its business or (iii) to the extent not covered by clauses (i) through (ii) above, any other matter relating directly or indirectly to the actual or prospective business, operations, assets, liabilities, results of operation or financial condition of the Partnership; provided, however, that the Releasing Parties do not release, acquit or discharge any of the Released Parties from (a) any Claims or rights to recover Losses arising under the express terms of the Interest Purchase Agreement or any of the Additional Transaction Documents or (b) any obligation of a Released Party under Section 5.1(c) of the Partnership Agreement. The scope of the release

COMMENTS \* Upper \* MERGEFORMAT

provided for in this paragraph 1 is limited to the express terms hereof and shall not extend or apply to any Persons other than the Released Parties and (subject to paragraph 4 below) their successors and assigns or to any Claims or rights to recover Losses other than those described in this paragraph 1.

2. No Assignment of Claims. The Releasing Parties hereby represent and warrant that they have not assigned to any Person any of the Claims or rights to recover Losses of the type released by it pursuant to paragraph 1 above.

3. Parties in Interest. This Release shall be binding upon the Releasing Parties and shall inure solely to the benefit of the Released Parties and their respective successors, legal representatives and permitted assigns. Nothing in this Release, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Release, and no such other Person shall be deemed a third party beneficiary under or by reason of this Release.

4. Assignment. Neither this Release nor any rights or obligations hereunder may be assigned or otherwise transferred (whether by operation or law or otherwise) without the written consent of the other party or parties hereto.

5. Entire Agreement. This Release, together with the Interest Purchase Agreement and the other Additional Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Release, the Interest Purchase Agreement and/or the other Additional Transaction Documents.

6. Incorporation of Terms. The following provisions of the Interest Purchase Agreement are hereby incorporated into and specifically made applicable to this Release with respect to the Releasing Party and the Released Parties (provided, that, in construing such incorporated provisions, (i) any reference to “Seller[s]” shall be deemed to refer to the Released Parties, (ii) any reference to “Purchasers” shall be deemed to refer to the Releasing Parties, (iii) any reference to the “Parties” shall be deemed to refer to the parties to this Agreement, and (iv) any reference to “this Agreement” shall be deemed to refer to this Release):

Section 12.5 Severability

Section 12.7 Governing Law

Section 12.8 Remedies

Section 12.9 Choice of Forum; Submission to Jurisdiction

Section 12.10 Waiver of Jury Trial

Section 12.14 Counterparts

In the event there is any inconsistency or conflict between a provision of this Release and any incorporated provision of the Interest Purchase Agreement, the provisions of this Release shall control.

COMMENTS \* Upper \* MERGEFORMAT

IN WITNESS WHEREOF, the parties have caused this Release to be executed as of the date first above written.

RELEASING PARTIES:

[PURCHASERS],

a [•]

By:

Name:

Title:

[PARENT COMPANY],

a [•]

By:

Name:

Title:

TEXAS LEHIGH CEMENT COMPANY LP,

a Texas limited partnership

By: [•],

its general partner

By:

Name:

Title:

SELLER[S]:

[SELLER[S]],

a [•]

By:

Name:

Title:

Exhibit E

Partnership Strategic Projects

1) The following projects as listed in the 2024-2026 Capex Plan from the November 11, 2023 Partnership Meeting:

a. Control system upgrade Phase 1 (horseshoe phase 3)

b. MCC Electrical Upgrades

c. Finish Mill A

d. Clinker Cooler

e. Slag Plant – Clinton

f. Finish Mill C - Support Project Development and Advancement

2) Maintain permits, compliance activities and authorized project studies related to the potential expansion of clinker production capacity at Buda

3) Reserve water studies

4) HCC tactical and strategic decisions

Exhibit F

Net Working Capital Illustration

The Parties agree that any amounts taken into account above that are otherwise taken into consideration in determining the Closing Intercompany Amount or pursuant to Section 1.2(c) shall not be included in the calculation of Net Working Capital.